As filed with the Securities and Exchange Commission on September 13, 2005

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TASKER CAPITAL CORP.

(Name of small business issuer in its charter)

NEVADA	2844	88-0426048
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

39 OLD RIDGEBURY ROAD, SUITE 14

DANBURY, CT 06810-5116

(203) 730-4350

(Address and telephone number of principal executive offices and principal place of business)

ROBERT P. APPLEBY

39 OLD RIDGEBURY ROAD, SUITE 14

DANBURY, CT 06810-5116

(203) 730-4350

(Name, address, and telephone number of agent for service)

copies to:

JEFFREY P. STEELE, ESQ.

MORSE, BARNES-BROWN & PENDLETON, P.C.

RESERVOIR PLACE

WALTHAM, MA 02451

(781) 622-5930

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common stock, $0.001 par value	19,357,994	$2.97	$57,493,242	$6,767.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported by the Over-The-Counter Bulletin Board on September 9, 2005, which date is within five (5) business days of the filing hereof.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2005.

PROSPECTUS

TASKER CAPITAL CORP.

19,357,994 SHARES OF COMMON STOCK

OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to the resale, from time to time, by the selling stockholders listed under the heading “Selling Stockholders” in this prospectus of up to 19,357,994 shares of our common stock. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds upon the exercise of options registered for sale hereunder in the event that such options are exercised. We will pay the expenses of registering these shares.

The Selling Stockholders may sell common stock from time to time in the principal market on which the stock is traded, through negotiated transactions or otherwise at the prevailing market price at the time of sale or at negotiated prices. The Selling Stockholders may be deemed underwriters of the shares of common stock that they are offering. See “Plan of Distribution” beginning on page 39.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “TKER”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 9, 2005 was $2.84.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. INVESTORS SHOULD NOT BUY THESE SECURITIES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus                     , 2005.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including “Risk Factors,” our consolidated financial statements and the notes to our consolidated financial statements before making an investment decision. You should also review the other available information referred to in the section entitled “Where You Can Find More Information.” As used in this prospectus, “we,” “us” “our,” “Tasker,” and “the Company” refer to Tasker Capital Corp. and our subsidiaries, unless the context otherwise requires.

Our Company

Tasker is a manufacturer, distributor and marketer of products using a patented process, which we refer to as the “pHarlo technology,” that utilizes a highly charged and acidified, yet stable and safe solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets Close Call™, an anti-microbial oral hygiene breath drink that utilizes the pHarlo technology and has begun clinical testing of the pHarlo technology in the poultry scalding process, and in various seafood applications. The Company is continuing its clinical research and hopes to develop future products using the process in the pre-harvest and post-harvest food processing, oral care, skin care, pet products, hangover remedy, alcohol abatement and water treatment industries. As a result of the acquisition by Tasker of certain assets of pHarlo Citrus Technologies, Inc. (“PCTI”), Indian River Labs, LLC (“IRL”), pHarlo Citrus Properties Partnership, LLLP (“PCPP”), and Coast-to-Coast Laboratories, LLC (“C2C”) in July 2005, Tasker now owns the utility patent applications and provisional patent applications associated with the pHarlo technology in the Company’s fields of use, and has entered into a new sub-license agreement for the base patents associated with the pHarlo technology. There can be no assurance that such product development will be successful in such industries.

Food Processing

The Company is in the process of developing applications in both the pre-harvest and post-harvest food processing use of the pHarlo technology. Tasker has an application for the use of the pHarlo technology in the scalder process of poultry processing with the United States Department of Agriculture (the “USDA”). The USDA reviewed and approved Tasker’s protocols for testing and during the second quarter of 2005, the USDA granted the Company permission to conduct in-plant trial verification of the pHarlo technology subject to USDA protocol review. The Company has conducted commercial scale test runs and began, in August 2005, the in-plant commercial verification for final USDA approval of the pHarlo technology as a processing aid. Upon the successful completion of the commercial verification process, the Company expects to receive final approval by the USDA, after which it would be able to enter into contracts with poultry processors for the sale of the pHarlo technology in the United States. There can be no assurance that Tasker will successfully complete the commercial verification process. If Tasker does complete the commercial verification process successfully, there can be no assurance that Tasker will enter into such commercial contracts or, if it does, that such commercial contracts will be profitable.

Tasker announced in February 2005 that it was working with Groupe Doux, one of Europe’s premier poultry processors, to procure European Union regulatory approval for use of the pHarlo technology in the scalder and chill processes of poultry processing throughout Groupe Doux’s worldwide operations. Groupe Doux recently completed the development of protocols necessary to conduct industrial tests for European Union approval. The Company understands that Groupe Doux expects to administer these tests and submit the results to the European Union regulators for approval in the fall of 2005. Upon the successful completion of the industrial test process,

Groupe Doux has indicated to the Company that it expects to receive approval from the European Union, after which it anticipates utilizing the pHarlo technology in its poultry processing plants worldwide. There can be no assurance that the industrial test conducted by Groupe Doux will be successfully completed. If Groupe Doux does complete the industrial testing process successfully, there can be no assurance that Tasker will enter into a commercial contract with Groupe Doux or, if it does, that such a commercial contract will be profitable.

In August 2005 the Company announced it has scheduled the installation, testing and deployment of the pHarlo technology with several poultry processors located in Peru and Mexico for use in the scalder and chiller sections of their poultry processing operations. The Company expects to begin the application roll-out in the third quarter 2005 initially for twelve facilities. There can be no assurance that Tasker will successfully complete this testing phase. If Tasker does complete this testing phase successfully, there can be no assurance that Tasker will enter into commercial contracts with these poultry processors or, if it does, that such commercial contracts will be profitable.

The Company is also currently marketing pre-harvest applications of the pHarlo technology through its new subsidiary, Coast to Coast Laboratories, Corp. (“Coast to Coast”), the assets of which the Company acquired from C2C in the asset acquisition. Coast to Coast currently markets Unifresh™ Pen Spray concentrate for use with poultry to reduce breast and foot blisters, Unifresh™ Egg Wash concentrate to reduce salmonella on eggs, Unifresh™ Footbath concentrate for treatment of hairy warts and foot rot in dairy cows, Unifresh™ Manure Pit concentrate to control foul odors from deep manure pits and storage ponds, Unifresh™ Drinking Water concentrate for use in reducing E.coli and salmonella in animal drinking water sources, Unifresh™ Swine treatment concentrate to reduce smells and bacteria in swine pens and Unifresh™ P.F.V.T. concentrate for processing, treating and washing produce, fruit and vegetables. Prior to the Company’s acquisition of C2C’s assets, C2C announced that it had reached agreement with WALCO International, a leading provider of animal health products and services, to distribute C2C’s Unifresh™ Footbath. The Company believes that this arrangement will be worth in excess of $25 million, annually. The Company is also in the process of conducting studies at three universities to test catfish, finfish and shellfish to determine shelf life extensions on seafood processes using the pHarlo technology. The Company expects to have its preliminary testing completed early in the fourth quarter of 2005 with commercial trials to follow shortly thereafter. The Company already has FDA approval for these seafood applications and no further regulatory approvals are needed.

With the completion of the July 2005 acquisition, described more fully under the caption “Management’s Discussion and Analysis or Plan of Operation,” Tasker expects to have the ability to treat animals, feed, pens, waste and water for bacteria reduction prior to slaughter. The Company believes that the pHarlo technology is highly synergistic with the current food processing technology for poultry, meat and seafood. Through the Company’s association with Dr. Scott Russell, it believes that the technology developed by Dr. Russell’s company, Biofilm Strategies Corporation (“Biofilm”), holds a great deal of promise, particularly regarding its effectiveness against listeria. Biofilm’s proprietary technology is designed to eradicate biofilms, a protective coating that forms on listeria and other pathogens making them resistant to traditional remedies of eradicating bacteria. In April 2005, the Company purchased a 27% equity interest in Biofilm. The Company continues to negotiate the purchase of the remaining 73% of Biofilm’s common stock.

Oral Care

Tasker began test marketing its oral hygiene drink, Close Call™ during the first quarter of 2005. Close Call™ is marketed as the world’s first clinically proven anti-microbial oral hygiene breath drink that eliminates odors from tobacco, garlic, onion and alcohol and removes germs and bacteria that cause bad breath. The Company began distributing the product in the New England states and is on target to complete a nationwide rollout of the product by the end of the summer. The Company also reformulated Close Call™ during the second quarter to enhance its efficacy by making formulation adjustments and capitalizing on improved water purity due to higher quality water purification equipment at its manufacturing plant in Conroe, Texas. The Company believes that the new formula is 35% more effective than its predecessor and has delayed the launch of Close Call™ in certain markets to ensure the improved product is introduced in place of the older formulation. The Company has also experienced some production delays as a shipment of bottles was deemed to be slightly off specification and the shipment had to be returned to the bottle manufacturer.

The Company intends to add “Hangover Remedy” copy to its list of attributes on the product’s label shortly, as a result of retailer input and to capitalize on the rapidly growing hangover remedy market. There are currently over 50 hangover products on the market, with eleven new products introduced in 2004 alone. Most all of these products are in pill form with charcoal and calcium carbonate being the primary ingredients. The Company believes that emphasizing this additional attribute will broaden the market for Close Call™. In conjunction with this positioning change, the Company intends to begin rolling out Close Call™ with major retail chains in the drug, convenience, supermarket and mass channels with shipments beginning during the balance of this year.

In addition, Tasker is currently working on plans to implement a major advertising campaign in certain metropolitan areas that is expected to begin in the fourth quarter 2005.

Pet Products

Starting early this year, Tasker began developing and testing pet oral care and grooming products based on the pHarlo technology. According to the American Pet Products Manufacturers Association (the “APPMA”), the rising concern of pet’s oral health in recent years has pushed the category up to $425 million in retail sales, a 13% increase in 2004. Tasker’s Pet Breath Spray, Breath Concentrate and Breath Drops intend to provide an effective and turn key solution for pet owners, and promote long term oral health for pets. In addition, Tasker has also developed pHarlo technology-based anti-itch pet shampoo and crème rinse. These grooming products help relieve skin irritations for pets, one of the most common complaints by pet owners, according to APPMA. The Company is now in the final stages of product testing including in-home use, and anticipates commencing retailer presentations shortly.

Cosmetics (Skin Care)

The Company has formulated a variety of cosmetic applications and is in the process of finalizing protocols for a host of product tests with a leading plastic surgeon, several dermatologists and certain testing facilities specializing in cosmetic research and development. Preliminary results have demonstrated that the pHarlo technology significantly enhances current anti-aging technology, primarily through the ability to deliver key ingredients to the sub-dermal layer of the skin. Tasker chemists have developed a full line of cosmetic products including anti-aging day and night creams, along with a full line of hand and facial moisturizers. Products currently in development for cosmetics also include skin toners and skin cleaners.

Other applications in the final stages of development include a burn cream that the Company believes dramatically reduces pain from most common burns and promotes healing. Line extensions from the burn cream may include a sunburn cream that is believed to have superior performance characteristics to existing products in the marketplace.

Additional Applications

In August 2005 the Company announced that it has reached a preliminary agreement with JDL Wines, Inc. of Bordeaux, France to market the pHarlo technology as a sanitizing cleanser for many facets of wine production including equipment and packaging. JDL Wines, Inc. intends to commence marketing Tasker’s product in the fourth quarter 2005 and expects sales to materialize in early 2006. There can be no assurance that Tasker will enter into a commercial contract with JDL Wines, Inc. or, if it does, that such a commercial contract will be profitable.

The Company intends to further develop applications using the pHarlo technology in the pre- and post-harvest food processing, skin care, oral care (including hangover remedy and alcohol abatement), water purification and pet care industries. The Company is currently conducting tests of the pHarlo technology for applications in the seafood, water purification, alcohol abatement, burn cream, and wrinkle cream industries. Although the Company’s objective is to develop and cultivate markets for each product with the goal of generating net profits, the Company believes its current management and consulting structure is sufficient to identify other potential alternatives that could result in the achievement of additional value from its product lines for its stockholder base. The Company intends to take into consideration any and all strategies that will maximize stockholder value.

Our principal executive offices are located at Corporate Center, 39 Old Ridgebury Road-Suite 14, Danbury, CT 06810.

The Offering

Common stock offered by Selling Stockholders	19,357,994 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of the common stock. We will receive proceeds upon the exercise of options registered for sale hereunder in the event that such options are exercised.

Over-The-Counter Bulletin Board Symbol	TKER

Recent Events

Purchase of Assets of PCTI and PCTI-Related Entities

On July 15, 2005, Tasker Capital Corp. and its wholly owned subsidiary, Tasker Products IP Holdings Corp. (“Tasker IP Holdings” and, together with Tasker Capital Corp., the “Buyers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with IRL, PCTI, PCPP and C2C (together with IRL, PCTI and PCPP, the “Selling Companies”). The purchase of the assets contemplated by the Purchase Agreement was completed on the same day.

Pursuant to the Purchase Agreement, the Buyers purchased all of the functional assets of the Selling Companies that relate to the Company’s product lines and fields of use. Included in the acquired assets were the following utility patent applications. Such patent applications include both US applications and applications in other countries (pursuant to The Patent Cooperation Treaty), and include two US Provisional Applications not yet subject to any international application:

•	Antimicrobial Composition for Pre-Harvest and Post-Harvest Treatment of Plants and Animals

•	Skin Care Composition for Dermatological Disorders including burn and wrinkle creams (US Provisional Application)

•	Oral Health Care Drink and Method for Reducing Malodors

•	Antimicrobial Food Additive and Treatment for Cooked Food, Water and Wastewater

•	Antimicrobial Processing Aid and Food Additive (US Provisional Application)

•	Hangover Remedy and Alcohol Abatement Composition

In addition to purchasing the rights to the utility patent applications and provisional patent applications described above, the Company also acquired the working assets of IRL and C2C, which include the equipment, raw material and inventory of their operations and all existing contracts, including C2C’s recently announced national distribution arrangement with WALCO International for its UNIFRESH™ Footbath.

As part of the consideration for the acquired assets, the Company issued 18,992,388 shares of its common stock (net of purchase price adjustments totaling 677,662 shares) and issued and delivered to IRL a promissory note in the principal amount of $1,931,973, paid $1,428,000 in cash and cancelled certain promissory notes issued to the Company by the Selling Companies and certain equity holders of the Selling Companies totaling approximately $2,404,322. This prospectus relates to the resale of the shares issued in connection with this transaction by the ultimate recipients of the shares.

In connection with the Purchase Agreement, the Company entered into a Patent and Technology Sub-License Agreement, dated July 15, 2005, with pHarlo IP, LLC (“pHarlo IP”), whereby pHarlo IP granted to Tasker IP Holdings a royalty free exclusive worldwide license to exploit certain base patents in several fields of use. During the term of the Patent and Technology Sub-License Agreement, the Company has agreed to pay certain research and development fees to pHarlo IP that are subject to recovery by the Company in certain circumstances.

RISK FACTORS

An investment in our common stock involves a high degree of risk, including the risks described in the risk factors below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in our common stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occur, then our business, financial condition, results of operations, or prospects could be materially adversely affected. The trading price of our common stock could, in turn, decline further, and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND COMPANY

We have a limited operating history in our present market and prospective investors have a limited historical basis on which to judge our ability to be successful.

Our Company was originally organized for the purpose of engaging in the acquisition and exploration of mineral properties, primarily in the Province of British Columbia, Canada. During 2001, our Company allowed the option on our mineral property to lapse and began to investigate other business opportunities. In late 2002, we entered into an exclusive license to sell, develop, market and distribute consumer deodorant breath products, animal deodorant breath products and soft drink products using the pHarlo technology. Since late 2002 we have pursued this business plan and have expanded it to include the use of the pHarlo technology in the pre-harvest and post-harvest food processing, skin care, pet products, hangover remedy, alcohol abatement and water purification industries. Additionally, we are investigating the applicability of the pHarlo technology to fishing boats, seafood farms, and commercial and retail seafood processing.

Since inception, we have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to complete the development of our business. In addition, we only recently began shipping our first product, Close Call™, in February of 2005. We thus have a limited operating history upon which investors may base an evaluation of our likely future performance.

We recently completed a significant acquisition of certain assets of pHarlo Citrus Technologies, Inc. and other related entities. We cannot guarantee that we will be able to manage these new assets profitably.

On July 15, 2005, we purchased certain assets of PCTI, IRL, PCPP and C2C. The purchased assets include all of the functional assets of these entities that relate to our product lines and fields of use, including several utility patent applications and provisional patent applications. In addition, we also purchased all of the working assets of IRL and C2C. As part of the consideration for the acquired assets, we issued 18,992,388 shares of our common stock (net of purchase price adjustments totaling 677,662 shares) and issued and delivered to IRL a promissory note in the principal amount of $1,931,973, paid $1,428,000 in cash and cancelled certain promissory notes issued to us by the Selling Companies and certain equity holders of the Selling Companies totaling approximately $2,404,322.

This represents a highly significant acquisition for our Company. Prior to the acquisition, we licensed the use of these patents applications from the Selling Companies and also purchased concentrate (the so-called “pHarlo concentrate”) which is made using these patent applications from IRL. As a result of the acquisition (and the purchase of all of the working assets of IRL), we now control the manufacturing process of the pHarlo concentrate. There can be no assurance that we will successfully manage this manufacturing process.

We have limited experience in the marketing of our products and may not be able to market them successfully.

We currently market Close Call™, an anti-microbial oral hygiene breath drink that utilizes the pHarlo technology and have begun clinical testing of the pHarlo technology in the poultry scalding process and in various seafood applications. We are continuing our clinical research and hope to develop future products using the pHarlo technology in the pre-harvest and post-harvest food processing, oral care, skin care, pet products, hangover remedy, alcohol abatement and water treatment industries.

These are diverse markets and we may not be aware of all the customs, practices and competitors in these industries. We believe that we will need to hire appropriate consultants and staff to reach all of these markets successfully. The consultants that we may retain may not have had sufficient experience to enable us to completely understand the characteristics of these diverse industries. There can be no assurance that we will properly ascertain or assess any and all risks inherent in our proposed markets or that we will successfully enter into new markets or grow in our existing markets.

Our ability to reach some of the markets currently set forth in our business plan will require regulatory approval. In addition, new products that we may develop or acquire may also require regulatory approval.

The ingredients that we use to produce the pHarlo concentrate are acknowledged as “generally recognized as safe” (“GRAS”) by the U.S. Food and Drug Administration (the “FDA”). As such, the ingredients and the pHarlo concentrate do not require further approval by the FDA. However, we may develop or acquire future products that use ingredients that will need to be approved by the FDA. There can be no assurance that FDA approval, if necessary, will be obtained.

In addition, the use of our pHarlo concentrate in the meat and poultry processing applications requires the approval of the USDA. We have an application for the use of the pHarlo technology in the scalder process of poultry processing with the USDA. The USDA reviewed and approved our protocols for testing and during the second quarter of 2005, the USDA granted us permission to conduct in-plant trial verification of the pHarlo technology subject to USDA protocol review. We have conducted commercial scale test runs and began, in August 2005, the in-plant commercial verification for final USDA approval of the pHarlo technology as a processing aid. Upon the successful completion of the commercial verification process, we expect to receive final approval by the USDA, after which we would be able to enter into contracts with poultry processors for the sale of the pHarlo technology in the United States. There can be no assurance that we will successfully complete the commercial verification process. If we do not successfully complete the commercial verification process, this may have a material adverse effect on our business plan.

We have lost money in each fiscal quarter since we changed our business model to the development of products in the oral care, food processing, skin care, water purification and pet industries. We expect future losses and we may never become profitable.

We have incurred losses from operations in each quarter since we changed our business direction in late 2002. Our net losses for the years ended December 31, 2002, December 31, 2003 and December 31, 2004 were $761,252, $607,080 and $6,071,615, respectively. Our net loss for the three months ended March 31, 2005 was $3,283,899 and for the three months ended June 30, 2005 was $3,713,087. As of June 30, 2005, we had a cumulative net loss of $14,794,255 and negative cash flow from operations. We expect to continue to incur losses in the short term. We expect to maintain our level of operating expenses in the near term until such time as we begin to generate revenue from our various applications, after which we expect to increase operating expenses as we attempt to build our brands, expand our customer base and develop new products. To become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

A key component of our business strategy is the proprietary nature of the pHarlo concentrate, and therefore our inability to protect our intellectual property rights could materially harm our business.

The pHarlo concentrate that we produce is based upon both the patent applications that we purchased in the acquisition described elsewhere in this prospectus, as well as on certain base patents and base patent applications that we sub-license.

We have entered into an exclusive worldwide royalty free sub-license with pHarlo IP, the exclusive licensee of the base patents and base patent applications, to exploit these base patents and applications in certain fields of use. Protecting this intellectual property, in addition to protecting the patent applications that we purchased in the acquisition, is a key component to the success of our business. Although we have retained the right to enforce our rights as a sub-licensor under the base patents and base patent applications if an infringement occurs within the field of use specified in our sub-license agreement, there can be no assurance that we would be successful in any such pursuit, or that we would be successful in any action to protect our rights under the patent applications that we have purchased. In addition, there can be no assurance that the base patent applications or the patent applications that we have purchased will ultimately be protected by an issued patent.

Intense competition could harm our financial performance and the value of your investment.

The industries in which we will be marketing our products are characterized by intense competition. Although our oral hygiene product—Close Call™—is swallowed rather than expectorated like mouthwash, our product may compete directly with the mouthwash industry. The mouthwash industry is a mature industry with several participants, many of which are divisions of large corporations, such as Listerine® (Pfizer), Scope® (Procter & Gamble), ACT® (Johnson & Johnson), Peroxyl® (Colgate), and Cepacol® (Combe). These are well established companies with vastly greater resources than our Company. We may not be able to successfully compete with these companies.

Currently, there is no competition for bacterial inhibitors in the scalding process of poultry processors; however, we intend to expand the use of the pHarlo technology into the remaining operations of poultry processing—specifically, the on-line reprocessing area and the chill process. We will therefore encounter competition in the chill process from manufacturers of sodium hydrochloride. If we are unable to successfully compete with these industry competitors, it may have a material adverse effect on our business plan.

Through our new subsidiary, Coast to Coast, the assets of which we acquired from C2C in the July 2005 asset acquisition, we are also currently marketing pre-harvest applications of the pHarlo technology under it’s Unifresh™ brand (Unifresh™ Pen Spray concentrate for use with poultry to reduce breast and foot blisters, Unifresh™ Egg Wash concentrate to reduce salmonella on eggs, Unifresh™ Footbath concentrate for treatment of hairy warts and foot rot in dairy cows, Unifresh™ Manure Pit concentrate to control foul odors from deep manure pits and storage ponds, Unifresh™ Drinking Water concentrate for use in reducing E.coli and salmonella in animal drinking water sources, Unifresh™ Swine treatment concentrate to reduce smells and bacteria in swine pens and Unifresh™ P.F.V.T. concentrate for processing, treating and washing produce, fruit and vegetables). Competition in the markets in which the Unifresh™ product line competes is intense.

In addition, there may be a number of companies, universities and research organizations actively engaged in research and development of technology that could be similar to our processes. If their products or processes are successful, this could result in the creation of competitors that may have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete with any of our present or future competitors.

RISKS RELATED TO OUR COMMON STOCK

Future sales of our common stock may cause our stock price to decline.

Since our inception, we have funded operations through common stock issuances in order to meet our strategic objectives. We have completed three private sales of common stock and securities convertible into common stock. In addition, we issued 18,992,388 shares of our common stock in connection with the asset acquisition from the Selling Companies and this prospectus relates to the resale of these shares by the Selling Stockholders. We may, in the future, issue more shares of common stock in sales that may or may not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Our stock price may decline due to future sales of our shares or even the perception that such sales may occur.

Our stock price can be extremely volatile.

Our common stock is traded on the Over-The-Counter (“OTC”) Bulletin Board. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. The price of our common stock may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of our common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

We do not expect to pay dividends.

We have not paid dividends on our common stock since our inception, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience and objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Registration Statement, as well as our other reports filed with the SEC and our press releases and other communications, contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control. In some cases, you can identify forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar terminology.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 6.

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders. We will receive proceeds from the exercise of options to which this prospectus relates in the amount of approximately $83,334. We will use these proceeds for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment or refinancing of indebtedness.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKER”.

The following table sets forth, for the periods indicated, the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
First Quarter Ended March 31, 2003	$1.25	$0.76
Second Quarter ended June 30, 2003	$0.85	$0.23
Third Quarter ended September 30, 2003	$0.41	$0.15
Fourth Quarter ended December 31, 2003	$0.30	$0.10
First Quarter ended March 31, 2004	$0.29	$0.09
Second Quarter ended June 30, 2004	$0.51	$0.09
Third Quarter ended September 10, 2004	$0.54	$0.22
Fourth Quarter ended December 31, 2004	$2.89	$0.39
First Quarter ended March 31, 2005	$4.93	$2.31
Second Quarter ended June 30, 2005	$4.14	$2.21

Our common shares are issued in registered form. Pacific Corporate Trust Company (10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 [telephone: (604) 689-9853, facsimile (604) 689-8144] is the registrar and transfer agent for our common shares.

As of August 9, 2005, we had approximately 84.9 million shares of common stock outstanding, which includes 19,024,660 of the shares which may be offered for resale pursuant to this prospectus, and approximately 75 stockholders of record.

We have not paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the Company’s financial condition, changes in financial condition and results of operations for the fiscal years ended December 31, 2004 and 2003 and the three and six months ended June 30, 2005 and 2004, should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

The Company’s consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

General Overview

Tasker is a manufacturer, distributor and marketer of products using a patented process, which we refer to as the “pHarlo technology,” that utilizes a highly charged and acidified, yet stable and safe solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values.

The Company currently markets Close Call™, an anti-microbial oral hygiene breath drink that utilizes the pHarlo technology and has begun clinical testing of the technology in the poultry scalding process, as discussed below, and in various seafood applications. The Company is continuing its clinical research and hopes to develop future products using the process in the pre-harvest and post-harvest food processing, oral care, skin care, pet products, hangover remedy, alcohol abatement and water treatment industries. As a result of the acquisition by Tasker of certain assets of PCTI, IRL, PCPP, and C2C in July 2005, discussed in more detail below, Tasker now owns the utility patent applications and provisional patent applications associated with the pHarlo technology in the Company’s fields of use, and has entered into a new sub-license agreement for the base patents associated with the pHarlo technology.

Results of Operations

Three and Six Months Ended June 30, 2005 compared to Three and Six Months Ended June 30, 2004

The Company incurred a net loss of approximately $3.7 million or $0.06 loss per basic share for the three months ended June 30, 2005 compared to a net loss of approximately $1.8 million or $0.11 loss per basic share for the three months ended June 30, 2004 (see Note 5 to the Unaudited Condensed Consolidated Financial Statements). The Company incurred a net loss of approximately $7.0 million or $0.11 loss per basic share for the six months ended June 30, 2005 compared to a net loss of approximately $2.0 million or $0.13 loss per basic share for the six months ended June 30, 2004 (see Note 5 to the condensed Consolidated Financial Statements). As of June 30, 2005, the Company had a deficit accumulated during the development stage of approximately $14.8 million.

The loss incurred by the Company in the three and six months ended June 30, 2005 reflects the costs of additional financing, personnel and consulting required to execute the Company’s plans to develop products and related markets. Management expenses, for the three and six months ended June 30, 2005, increased by approximately $1.2 million and $2.0 million, respectively, over the same periods in 2004, reflecting the addition of management to oversee the oral care, food processing, cosmetic and pet product divisions. Professional fees for the three and six months ended June 30, 2005, increased by approximately $1.4 million and $2.9 million, respectively, over the same periods in 2004, due primarily to non-cash charges of approximately $1.3 million and $2.5 million, respectively, for stock options issued to consultants for services rendered. Product development and marketing costs for the three and six months ended June 30, 2005, increased by approximately $289,000 and $351,000, respectively, over the same periods in 2004, for marketing research, branding and promotion for the Company’s Close Call™ roll-out. The Company also recognized a non-cash expense of $484,000 for stock based compensation as a result of “in the money” stock options issued to employees during the six month period ended June 30, 2005. Net interest expense decreased by $825,000 and $788,000 for the three and six months ended June 30, 2005, respectively, compared to the same periods in 2004 principally due to the write off in June 2004 of debt discount caused by the Company’s default on certain covenants of the April 2004 convertible debentures private placement.

Year Ended December 31, 2004 compared to Year Ended December 31, 2003

The Company incurred a net loss of approximately $6.1 million or $0.26 per basic share for the year ended December 31, 2004 compared to a net loss of approximately $607,000 or $0.05 per basic share for the year ended December 31, 2003. As of December 31, 2004 the Company had a deficit accumulated during the development stage of approximately $7.8 million.

The loss incurred by the Company in 2004 reflects the costs of additional financing, personnel and consulting required to execute Tasker’s plans to develop products and related markets. Management expenses increased by approximately $731,000 reflecting the addition of senior management to oversee the oral care, food processing, cosmetic and pet product divisions. Professional fees increased by approximately $1,416,000 due to consultant fees associated with gaining regulatory approval for the Company’s poultry processing product; legal fees for intellectual property reviews and due diligence support in the Company’s effort to acquire certain assets of PCTI, IRL, PCPP and C2C; and additional product development and marketing costs of approximately $372,000 for marketing research, branding and promotion for the Company’s Close Call™ roll-out. The Company also recognized a non-cash expense of $373,000 for stock based compensation as a result of “in the money” stock options issued to employees. Interest expense also increased to approximately $2,730,000 from approximately $113,000 in the previous year primarily as a result of the amortization of loan discounts from the convertible debentures that the Company issued during 2004 and notes payable in the amount of $2,520,000.

Liquidity and Capital Resources

Position as of June 30, 2005

The Company’s net cash used in operating activities during the six months ended June 30, 2005 was approximately $4.9 million. Cash used in investing activities during the six months ended June 30, 2005 was approximately $5.2 million, principally representing $2.1 million in cash advances to PCTI, PCPP, IRL, C2C and principals of PCTI and IRL, advances and investments in Biofilm Strategies Corporation (“Biofilm”) of $1.6 million and acquisition costs of $1.0 million. During the first quarter of 2005, the Company made cash advances represented in the following promissory notes: January 10, 2005 note with Barry Cummins—$250,000; January 3, 2005 note with David Creasey—$100,000; March 1, 2005 note with David Creasey—$150,000; January 10, 2005 note with David Dickinson—$100,000 and March 4, 2005 note with David Dickinson—$150,000. In addition, three $100,000 loans and one $75,000 loan were advanced to PCPP as promissory notes on January 20, 2005, February 15, 2005, March 7, 2005 and March 31, 2005, each loan representing working capital to the pHarlo group of companies to build out and fund their manufacturing facilities, and one $100,000 loan to C2C on March 3, 2005. In addition to certain other notes, all of these notes were cancelled on July 15, 2005 upon the completion of the acquisition of certain assets of PCTI, IRL, PCPP and C2C. On March 28, 2005 the Company advanced to David Creasey, one of the principles of IRL, $625,000, evidenced by a promissory note and secured by options and stock that Mr. Creasey holds in the Company. This note was not cancelled as a result of the acquisition.

During the quarter ended June 30, 2005 the Company made the following advances in the form of promissory notes to PCPP as working capital until the acquisition was finalized: April 20, 2005—$50,000, May 19, 2005—$50,000, June 14, 2005—$50,000. Similarly, the Company made the following advances in the form of promissory notes to C2C as working capital until the acquisition was finalized: May 25, 2005—$25,000 and June 29, 2005—$15,000. In addition, the Company made the following advances in the form of promissory notes to PCTI as working capital until the acquisition was finalized: May 11, 2005—$62,114, May 27, 2005—$100,000, June 2, 2005—$20,000, June 14, 2005—$52,816, June 27, 2005—$52,005. On June 29, 2005 the Company advanced $20,000 to IRL in the form of promissory notes, as working capital until the acquisition was finalized. All of the above loans issued during the quarter ended June 30, 2005 were cancelled on July 15, 2005 upon the completion of the acquisition of certain assets of IRL, PCTI, PCPP and C2C.

In April 2005, the Company purchased from Electric Aquagenics Unlimited, Inc. 359,000 common shares of Biofilm Strategies Corporation, representing 27% of Biofilm’s outstanding common stock, for cash consideration of $718,000. In addition, the Company advanced an additional $620,000 to the owners of the remaining 73% of Biofilm’s common stock, up from the initial advance of $320,000 in February 2005. The parties continue to negotiate the terms of the acquisition. There can be no assurance that the acquisition will close. Should the acquisition not close, the Company will seek the repayment of the funds advanced.

The Company’s net cash provided by financing activities during six months ended June 30, 2005 was approximately $168,000 principally from the exercise of warrants.

As of June 30, 2005, the Company had approximately $4.3 million in cash and cash equivalents, a current ratio of approximately 6-to-1, and a tangible book value of approximately $0.17 per share (based on basic outstanding shares as of period-end).

During the second quarter of 2005, the Company was in violation of certain covenants of its convertible debentures issued on April 30, 2004 and July 22, 2004. As a result of such violation, principal and accrued interest on outstanding debentures became immediately due and payable at the option of holders and, as a result, as of June 30, 2005, the Company has classified the entire remaining principal balance in the amount of approximately $217,000 and interest of approximately $101,000 as a current liability and has amortized the debt discount associated with the remaining principal balance. The Company paid all interest due on its existing notes in May 2005. In addition, on April 30, 2005, the prospectuses relating to resales of the Company’s stock by holders of securities who purchased in the April 2004 and July 2004 private placements became stale. Because certain stockholders are not currently entitled to sell their shares pursuant to these registration statements, the Company is in default of its obligations under the Registration Rights Agreements entered into as part of the April 2004 and July 2004 private placements. As of June 30, 2005, the Company has accrued a $62,000 liability associated with this event.

Position as of December 31, 2004

The Company’s net cash used in operating activities during the year ended December 31, 2004 was approximately $2.4 million. Cash used in investing activities during the year ended December 31, 2004 was approximately $530,000 representing two $100,000 loans to PCTI on September 28, 2004 and November 12, 2004 and two $100,000 loans to PCPP on December 15 and 30, 2004, each loan representing working capital to the pHarlo group of companies to build out and fund their manufacturing facilities. In addition to certain other notes, all of these notes were cancelled on July 15, 2005 as consideration given when the Company completed its acquisition of certain assets of PCTI, IRL, PCPP and C2C. Tasker also purchased various office equipment and vehicles totaling approximately $112,000.

Cash provided from financing activities was approximately $17.1 million principally from the issuance of three private placements: April 30, 2004 (approximately $800,000), July 29, 2004 (approximately $1.3 million, net) and December 29, 2004 (approximately $13.9 million, net) and the subsequent redemption of warrants.

As of December 31, 2004 the Company had approximately $14.2 in cash and cash equivalents, a current ratio of approximately 8-to-1, and a tangible book value of approximately $0.29 per share (based on basic outstanding shares as of year-end).

Plan of Operations

Acquisition of pHarlo Assets

As discussed earlier, on July 15, 2005 , Tasker Capital Corp. and its wholly owned subsidiary, Tasker IP Holdings, entered into the Purchase Agreement with the Selling Companies. The purchase of the assets contemplated by the Purchase Agreement was completed on the same day.

Pursuant to the Purchase Agreement, the Buyers purchased all of the functional assets of the Selling Companies that relate to the Company’s product lines and Fields of Use, as defined below. Included in the acquired assets were the following utility patent applications. Such patent applications include both US applications and applications in other countries (pursuant to The Patent Cooperation Treaty), and include two US Provisional Applications not yet subject to any international application:

•	Antimicrobial Composition for Pre-Harvest and Post-Harvest Treatment of Plants and Animals

•	Skin Care Composition for Dermatological Disorders including burn and wrinkle creams (US Provisional Application)

•	Oral Health Care Drink and Method for Reducing Malodors

•	Antimicrobial Food Additive and Treatment for Cooked Food, Water and Wastewater

•	Antimicrobial Processing Aid and Food Additive (US Provisional Application)

•	Hangover Remedy and Alcohol Abatement Composition

In addition to purchasing the rights to the utility patent applications and provisional patent applications described above, the Company also acquired the working assets of IRL and C2C, which include the equipment, raw material and inventory of their operations and all existing contracts, including C2C’s recently announced national distribution arrangement with WALCO International for its UNIFRESH™ Footbath.

As part of the consideration for the acquired assets, the Company issued 18,792,388 shares of its common stock to the Selling Companies (the “Consideration Shares”) and an additional 200,000 shares of its common stock (the “Additional Shares”) to White Sales and Marketing Inc. (“WSMI”) in connection with certain claims WSMI has against the assets of the Company and PCTI. The aggregate total of 18,992,388 shares of common stock issued was net of purchase price adjustments totaling 677,662 shares. The Additional Shares were issued to WSMI on July 21, 2005 pursuant to a Settlement and Registration Rights Agreement dated the same date (the “Settlement Agreement”). The Consideration Shares were distributed to certain of the ultimate equity holders of the Selling Companies. This prospectus relates to the resale by the Selling Stockholders of the Consideration Shares and the Additional Shares.

In addition to the Consideration Shares and the Additional Shares, the Company issued and delivered to IRL a promissory note in the principal amount of $1,931,973.37 (the “Consideration Note”) and paid $1,428,000 in cash. The Consideration Note matures on July 20, 2007. The Company is obligated to make principal and interest payments bi-weekly at an interest rate of 3.40% per annum, simple interest. IRL may accelerate the maturity of the Consideration Note upon certain conditions. In addition to the consideration paid by the Company specified above, the Company also cancelled promissory notes issued to the Company by the Selling Companies and certain equity holders of the Selling Companies totaling approximately $2,404,322.

A majority of the Consideration Shares will be subject to lock-up agreements, which allow only a certain number of Consideration Shares to be eligible for resale over the course of the next two years in accordance with the vesting schedules contained in the agreements. The vesting of the Consideration Shares is based, in part, upon the closing price of the Company’s common stock. After a change of control of the Company or a change in, or the resignation, removal, death or disability of, the Company’s Chief Executive Officer, President, or Chief Operating Officer, the Consideration Shares subject to the lock-up will be freely disposable. Pursuant to the Purchase Agreement, the holders of the Consideration Shares have registration rights, which require the Company to file a registration statement covering the resale of the Consideration Shares within 30 days after the closing and to have that registration statement declared effective within 105 days after the closing. The Company is required to pay liquidated damages if the registration statement has not been filed within 30 days after the filing deadline specified above or if the registration statement has not been declared effective within 30 days after the effectiveness deadline specified above. Further, if the registration statement is not declared effective by the effectiveness deadline specified above, the lock-up agreements covering a majority of the Consideration Shares will cease to apply. In addition, the Company has agreed that, within seven business days after the effectiveness of such registration statement, it will use its best efforts to find qualified purchasers to purchase the Consideration Shares covered by the registration statement that are not then subject to any lock-up restrictions. WSMI also has registration rights for the Additional Shares. Within three business days following the effectiveness of the registration statement covering the Additional Shares, WSMI is obligated to execute a release of all prior claims against PCTI and the Company. This prospectus forms part of the registration statement that the Company is required to file as described above.

Tasker has agreed to supply pHarlo IP up to one-hundred gallons per month of the pHarlo concentrate and/or derivative products for use outside the Fields of Use, as defined below, at no cost to pHarlo IP (other than costs associated with delivery). To facilitate this, pHarlo IP granted Tasker a worldwide non-exclusive royalty free license to manufacture the pHarlo concentrate and derivative products solely for pHarlo IP’s use outside the Fields of Use.

In September 2004, the Company entered into Exclusive Field of Use and License Agreements (the “License Agreements”) with PCTI to use, sell, develop, market and distribute products using the pHarlo technology for consumer deodorant breath products, animal breath products, soft drink products, and products used as post-harvesting processing aids for the poultry industry. Pursuant to the License Agreements, the Company agreed to make royalty payments to PCTI based on product sales. In conjunction with the License Agreements, the Company entered into General Contracts for Products (the “Production Agreements”) with IRL to manufacture and sell to the Company the pHarlo concentrate for the products licensed by PCTI. Pursuant to the Purchase Agreement and the agreements described below, the License Agreements with PCTI and the Production Agreements with IRL have been terminated by the parties.

In connection with the Purchase Agreement, the Company entered into a Patent and Technology Sub-License Agreement, dated July 15, 2005 (the “Sub-License Agreement”), with pHarlo IP, whereby pHarlo IP granted to Tasker IP Holdings a royalty free exclusive worldwide license to exploit the Base Patents (as defined below) in the following fields of use (the “Fields of Use”):

1.	Pre-harvest food processing and safety applications, including treatment for plants and animals;

2.	Post-harvest food processing and safety applications, including treatment for plants and animals, including the following:

a.	antimicrobial processing aide and food additive including specific seafood applications, and

b.	antimicrobial for airborne contaminants on cooked food;

3.	Breath and mouthwash applications;

4.	Hangover and alcohol abatement applications;

5.	Topical palliative for dermatological disorders, including skin moisturizing applications, anti-wrinkle applications and burn treatment applications;

6.	Pet product applications; and

7.	Antimicrobial water treatment applications.

In addition to the intellectual property licensed under Sub-License Agreement, pHarlo IP has licensed to Tasker IP Holdings all additions, enhancements, improvements or further developments to the intellectual property having application in the Fields of Use. pHarlo IP has retained the right to pursue patent protection for such improvements. Further, to the extent that pHarlo IP expresses an intent to enter into a transaction with an unaffiliated third party pursuant to which the third party would acquire rights related to the Base Patents outside the Fields of Use, the Company has the right of first refusal to enter into the transaction with pHarlo IP for the same consideration and on the same terms offered to the third party (“Right of First Refusal”).

Subject to certain conditions, the Company will have a 19.9% equity ownership interest in Phitex Ltd. LLLP (“Phitex”), the direct one hundred percent owner of pHarlo IP, the sole and exclusive licensee of the Base Patents. In the event the Company elects not to exercise its Right of First Refusal for rights to the Base Patents outside the Fields of Use, as an equity owner the Company would share in the monetary benefits derived by Phitex from any transaction between pHarlo IP and an unaffiliated third party pursuant to which that third party acquires rights to exploit the Base Patents outside the Fields of Use. Prior to the issuance of the Phitex equity interests, (i) a registration statement covering the resale of the shares issued in connection with the acquisition must be declared effective; (ii) the Company must enter into a lock-up and repurchase right agreement relating to its Phitex equity interests, (iii) no change of control of the Company shall have occurred, and (iv) no change in, or resignation, removal, death or disability of, the Company’s Chief Executive Officer, President, or Chief Operating Officer shall have occurred. Under the lock-up and repurchase right agreement, Phitex will retain the right to repurchase our equity interests for a nominal amount upon a change of control of the Company or a change in, or the resignation, removal, death or disability of, the Company’s Chief Executive Officer, President, or Chief Operating Officer.

The technology that forms the basis of the pHarlo technology is derived from U.S. Patent No. 5,989,595, U.S. Patent No. 6,242,011 and U.S. Patent Application Serial No. 10/453,805 (the “Base Patents”). pHarlo IP is the sole and exclusive licensee of the Base Patents pursuant to a certain License Agreement by and between Mr. Barry Cummins and pHarlo IP, dated July 15, 2005 and effective as of March 18, 2005 (the “Base License”). Pursuant to the Base License, pHarlo IP is required to pay to Mr. Cummins royalties (“Base License Royalty Payments”). Pursuant to the Sub-License Agreement, in the event that pHarlo IP defaults in its obligations to make the Base License Royalty Payments to Mr. Cummins, pHarlo IP is required to assign that portion of the Base License representing all of the rights sublicensed to Tasker IP Holdings under the Sub-License Agreement to Tasker IP Holdings and Tasker IP Holdings will pay to Mr. Cummins the Base License Royalty Payments.

In connection with the Company’s purchase of assets under the Purchase Agreement, PCTI transferred to Tasker IP Holdings certain patent applications (the “PCTI Transferred Patents”). Pursuant to the Sub-License Agreement, Tasker IP Holdings has granted to pHarlo IP a royalty-free, worldwide exclusive right and license to import, export, make, manufacture, use and sell any inventions outside the Fields of Use which are disclosed and claimed in the PCTI Transferred Patents. In addition, pHarlo IP has the right to sublicense and assign to third parties all of the rights and licenses granted by Tasker IP Holdings with respect to the PCTI Transferred Patents.

Prior to this acquisition, on December 7, 2004, the Company entered into a Settlement Agreement and General Release pursuant to which the Company effectively purchased the exclusive rights of first refusal to applications of the pHarlo technology from Richard J. Kirby, a developer who had previously purchased the rights on July 19, 2002. Under the terms of the settlement agreement, Mr. Kirby assigned and granted all his rights, titles and interests in his license agreements with PCTI to the Company for which the Company agreed to pay Mr. Kirby one half of one percent (0.5%) of net revenues generated from products using the pHarlo technology, in an amount not to exceed $400,000 in any one calendar year. The agreement continues until the termination of or expiration of PCTI’s patent to the licensed technology.

The Company intends to develop further applications using the pHarlo technology in pre- and post-harvest food processing, skin care, oral care (including hangover remedy and alcohol abatement), water purification and pet care industries. Tasker is currently investigating the applicability of the pHarlo technology to fishing boats, seafood farms, and commercial and retail seafood processing, to inhibit bacteria from the point of origin to final processing, and to prolong shelf life. Tests are currently in process at specific colleges and universities to determine the efficacy of the pHarlo technology for a number of applications within the Company’s Fields of Use.

Food Processing

The Company is in the process of developing applications in both the pre-harvest and post-harvest food processing use of the pHarlo technology. Tasker has an application for the use of the technology in the scalder process of poultry processing with the USDA. The USDA reviewed and approved Tasker’s protocols for testing and during the second quarter of 2005, the USDA granted the Company permission to conduct in-plant trial verification of the pHarlo technology subject to USDA protocol review. The Company has conducted commercial scale test runs and began, in August 2005, the in-plant commercial verification for final USDA approval of the pHarlo technology as a processing aid. Upon the successful completion of the commercial verification process, the Company expects to receive final approval by the USDA, after which it would be able to enter into contracts with poultry processors for the sale of the pHarlo technology in the United States. There can be no assurance that Tasker will successfully complete the commercial verification process. If Tasker does complete the commercial verification process successfully, there can be no assurance that Tasker will enter into such commercial contracts or, if it does, that such commercial contracts will be profitable.

Tasker announced in February 2005 that it was working with Groupe Doux, one of Europe’s premier poultry processors, to procure European Union regulatory approval for use of the pHarlo technology in the scalder and chill processes of poultry processing throughout Groupe Doux’s worldwide operations. Groupe Doux recently completed the development of protocols necessary to conduct industrial tests for European Union approval. The Company understands that Groupe Doux expects to administer these tests and submit the results to the European Union regulators for approval in the fall of 2005. Upon the successful completion of the industrial test process, Groupe Doux has indicated to the Company that it expects to receive approval from the European Union, after which it anticipates utilizing the pHarlo technology in its poultry processing plants worldwide. There can be no assurance that the industrial test conducted by Groupe Doux will be successfully completed. If Groupe Doux does complete the industrial testing process successfully, there can be no assurance that Tasker will enter into a commercial contract with Groupe Doux or, if it does, that such a commercial contract will be profitable.

In August 2005 the Company announced it has scheduled the installation, testing and deployment of the pHarlo technology with several poultry processors located in Peru and Mexico for use in the scalder and chiller sections of their poultry processing operations. The Company expects to begin the application roll-out in the third quarter 2005 initially for twelve facilities. There can be no assurance that Tasker will successfully complete this testing phase. If Tasker does complete this testing phase successfully, there can be no assurance that Tasker will enter into commercial contracts with these poultry processors or, if it does, that such commercial contracts will be profitable.

The Company is also currently marketing pre-harvest applications of the pHarlo technology through its new subsidiary, Coast to Coast, the assets of which the Company acquired from C2C in the asset acquisition. Coast to Coast currently markets Unifresh™ Pen Spray concentrate for use with poultry to reduce breast and foot blisters, Unifresh™ Egg Wash concentrate to reduce salmonella on eggs, Unifresh™ Footbath concentrate for treatment of hairy warts and foot rot in dairy cows, Unifresh™ Manure Pit concentrate to control foul odors from deep manure pits and storage ponds, Unifresh™ Drinking Water concentrate for use in reducing E.coli and salmonella in animal drinking water sources, Unifresh™ Swine treatment concentrate to reduce smells and bacteria in swine pens and Unifresh™ P.F.V.T. concentrate for processing, treating and washing produce, fruit and vegetables. Prior to the Company’s acquisition of C2C’s assets, C2C announced that it had reached agreement with WALCO International, a leading provider of animal health products and services, to distribute C2C’s Unifresh™ Footbath. The Company believes that this arrangement will be worth in excess of $25 million, annually. The Company is also in the process of conducting studies at three universities to test catfish, finfish and shellfish to determine shelf life extensions on seafood processes using the pHarlo technology. The Company expects to have its preliminary testing completed early in the fourth quarter of 2005 with commercial trials to follow shortly thereafter. The Company already has FDA approval for these seafood applications and no further regulatory approvals are needed.

With the completion of the acquisition, Tasker expects to have the ability to treat animals, feed, pens, waste and water for bacteria reduction prior to slaughter. The Company believes that the pHarlo technology is highly synergistic with the current food processing technology for poultry, meat and seafood. Through the Company’s association with Dr. Scott Russell, it believes that the technology developed by Dr. Russell’s company, Biofilm, holds a great deal of promise, particularly regarding its effectiveness against listeria. Biofilm’s proprietary technology is designed to eradicate biofilms, a protective coating that forms on listeria and other pathogens making them resistant to traditional remedies of eradicating bacteria. As discussed above, in April 2005 the Company purchased a 27% equity interest in Biofilm. The Company continues to negotiate the purchase of the remaining 73% of Biofilm’s common stock.

Oral Care

Tasker began test marketing its oral hygiene drink, Close Call™ during the first quarter of 2005. Close Call™ is marketed as the world’s first clinically proven anti-microbial oral hygiene breath drink that eliminates odors from tobacco, garlic, onion and alcohol and removes germs and bacteria that cause bad breath. The Company began distributing the product in the New England states and is on target to complete a nationwide rollout of the product by the end of the summer. The Company also reformulated Close Call™ during the second quarter to enhance its efficacy by making formulation adjustments and capitalizing on improved water purity due to higher quality water purification equipment at its manufacturing plant in Conroe, Texas. The Company believes that the new formula is 35% more effective than its predecessor and has delayed the launch of Close Call™ in certain markets to ensure the improved product is introduced in place of the older formulation. The Company has also experienced some production delays as a shipment of bottles was deemed to be slightly off specification and the shipment had to be returned to the bottle manufacturer.

The Company intends to add “Hangover Remedy” copy to its list of attributes on the product’s label shortly, as a result of retailer input and to capitalize on the rapidly growing hangover remedy market. There are currently over 50 hangover products on the market, with eleven new products introduced in 2004 alone. Most all of these products are in pill form with charcoal and calcium carbonate being the primary ingredients. The Company believes that emphasizing this additional attribute will broaden the market for Close Call™. In conjunction with this positioning change, the Company intends to begin rolling out Close Call™ with major retail chains in the drug, convenience, supermarket and mass channels with shipments beginning during the balance of this year.

In addition, Tasker is currently working on plans to implement a major advertising campaign in certain metropolitan areas that is expected to begin in the fourth quarter 2005.

Pet Products

Starting early this year, Tasker began developing and testing pet oral care and grooming products based on the pHarlo technology. According to the APPMA, the rising concern of pet’s oral health in recent years has pushed the category up to $425 million in retail sales, a 13% increase in 2004. Tasker’s Pet Breath Spray, Breath Concentrate and Breath Drops intend to provide an effective and turn key solution for pet owners, and promote long term oral health for pets. In addition, Tasker has also developed pHarlo technology-based anti-itch pet shampoo and crème rinse. These grooming products help relieve skin irritations for pets, one of the most common complaints by pet owners, according to APPMA. The Company is now in the final stages of product testing, including in-home use, and anticipates commencing retailer presentations shortly.

Cosmetics (Skin Care)

The Company has formulated a variety of cosmetic applications and is in the process of finalizing protocols for a host of product tests with a leading plastic surgeon, several dermatologists and certain testing facilities specializing in cosmetic research and development. Preliminary results have demonstrated that the pHarlo technology significantly enhances current anti-aging technology, primarily through the ability to deliver key ingredients to the sub-dermal layer of the skin. Tasker chemists have developed a full line of cosmetic products including anti-aging day and night creams, along with a full line of hand and facial moisturizers. Products currently in development for cosmetics also include skin toners and skin cleaners.

Other applications in the final stages of development include a burn cream that the Company believes dramatically reduces pain from most common burns and promotes healing. Line extensions from the burn cream may include a sunburn cream that is believed to have superior performance characteristics to existing products in the marketplace.

The Company believes that cash on hand and cash flows from operations will provide sufficient working capital to meet its base business objectives. However, there may be circumstances that could accelerate the Company’s use of capital, including but not limited to, its ability to implement a profitable business model, accelerated business growth, expedited product development and expanded marketing campaigns that may require additional working capital beyond the Company’s existing capital resources. If this occurs, the Company may, from time to time, incur indebtedness or issue, in public or private transactions, equity or debt securities. There can be no assurance that suitable debt or equity financing will be available to the Company.

Future Operations

In August 2005 the Company announced that it has reached a preliminary agreement with JDL Wines, Inc. of Bordeaux, France to market the pHarlo technology as a sanitizing cleanser for many facets of wine production including equipment and packaging. JDL Wines, Inc. intends to commence marketing Tasker’s product in the fourth quarter 2005 and expects sales to materialize in early 2006. There can be no assurance that Tasker will enter into a commercial contract with JDL Wines, Inc. or, if it does, that such a commercial contract will be profitable.

The Company intends to further develop applications using the pHarlo technology in the pre- and post-harvest food processing, skin care, oral care (including hangover remedy and alcohol abatement), water purification and pet care industries. In February 2005, Tasker Capital Corp. formed wholly owned subsidiaries for each respective product line and its manufacturing facility. In June 2005, Tasker Capital Corp. formed Tasker IP Holdings to retain all the Company’s intellectual property. The Company intends to have Tasker IP Holdings enter into licensing agreements with each of its operating subsidiaries. In addition, it is anticipated that the Company’s manufacturing company, Tasker Manufacturing Corp., will enter into a cost plus arrangement with each of Tasker’s operating subsidiaries to manufacture product.

As discussed above, the Company retains the Right of First Refusal over any new products (outside of the Fields of Use) developed by pHarlo IP. The Company is currently conducting tests of the pHarlo technology for applications in the seafood, water purification, alcohol abatement, burn cream, wrinkle cream and wine industries. Although the Company’s objective is to develop and cultivate markets for each product with the goal of generating net profits, the Company believes its current management and consulting structure is sufficient to identify other potential alternatives that could result in the achievement of additional value from its product lines for its stockholder base. The Company intends to take into consideration any and all strategies that will maximize stockholder value.

Contractual Obligations

The Company has entered into various license, consultant, and employment agreements throughout the year. Approximate future minimum annual contractual obligations under these agreements are as follows:

	2005	2006	2007	2008	2009
Royalty payments	0	0	0	0	0
R&D fees	100,000	350,000	1,500,000	4,000,000	8,000,000
Consulting agreements	101,000	48,000	22,000
Employment agreements	1,157,000	1,190,000	1,133,000	10,000
Notes Payable Stockholders			475,000
Convertible Debentures			195,000

Total	1,358,000	1,588,000	3,325,000	4,010,000	8,000,000

During the term of the Sub-License Agreement, pHarlo IP has agreed to provide to the Company and Tasker IP Holdings technical assistance necessary to implement, refine and exploit the Base Patents in the Fields of Use. In consideration for the technical assistance, the Company and Tasker IP Holdings have agreed to pay to pHarlo IP, in advance, prior to the calendar quarter for which they are payable, certain research and development fees (“R&D Fees”). The R&D Fees may be subject to recovery by the Company in certain circumstances described below.

The Company, Wynn Starr Special Products, LLC. (“Wynn Starr”), PCTI, IRL and pHarlo IP are parties to an Exclusive Field of Use License Agreement and Product Sale Agreement made effective as of September 16, 2004, as amended (the “Wynn Starr Agreement”). Wynn Starr’s ultimate parent company, Wynn Starr Flavors, is a leading supplier of culinary ingredients and technology to the food industry. Under the terms of the Wynn Starr

Agreement, Wynn Starr uses its extensive relationships in the poultry processing industry to market the pHarlo technology in the Company’s Fields of Use in consideration for the right to produce the final product to be supplied to the consumer using the concentrated solution that was previously manufactured by IRL (and which, after the acquisition in July 2005, is manufactured by the Company). In connection with the July 2005 acquisition, the Wynn Starr Agreement was amended to grant a worldwide license to Wynn Starr. Pursuant to the Sub-License Agreement, commencing within thirty days after December 31, 2005 and within thirty days of each calendar quarter thereafter, pHarlo IP has agreed to pay to the Company that amount of any royalties that are actually received by pHarlo IP from Wynn Starr during the preceding calendar quarter in an amount up to and not to exceed the amount of any R&D Fees actually paid by the Company to pHarlo IP during the same preceding calendar quarter. The Company expects that the royalties paid to pHarlo IP by Wynn Starr will be sufficient to allow the Company to fully recover the R&D Fees paid in advance to pHarlo IP.

Additionally, to the extent that the amount of any royalties actually paid to pHarlo IP by Wynn Starr under the Wynn Starr Agreement exceed the R&D Fees paid by the Company and Tasker IP Holdings to pHarlo IP, pHarlo IP has agreed to pay over to the Company one-third of the amount by which such royalties exceed the R&D Fees. In the event that pHarlo IP ceases to receive royalty payments in respect of sales by Wynn Starr of certain products based on technology licensed by pHarlo IP to Tasker IP Holdings, Tasker IP Holdings is obligated to make cash payments to pHarlo IP equal to the royalties pHarlo IP is entitled to receive under the Wynn Starr Agreement with respect to such sales that are not subject to repayment to the Company.

Off-Balance Sheet Arrangements

None.

Application of Critical Accounting Policies

Our condensed consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved is critical to an understanding of our financial statements.

Critical accounting policies include those related to our stock based compensation, convertible debentures and development stage status.

BUSINESS OF THE COMPANY

General Overview

Tasker is a manufacturer, distributor and marketer of products using a patented process, which we refer to as the “pHarlo technology,” that utilizes a highly charged and acidified, yet stable and safe solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets Close Call™, an anti-microbial oral hygiene breath drink that utilizes the pHarlo technology and has begun clinical testing of the technology in the poultry scalding process, and in various seafood applications. The Company is continuing its clinical research and hopes to develop future products using the process in the pre-harvest and post-harvest food processing, oral care, skin care, pet products, hangover remedy, alcohol abatement and water treatment industries. As a result of the acquisition by Tasker of certain assets of PCTI, IRL, PCPP, and C2C in July 2005, Tasker now owns the utility patent applications and provisional patent applications associated with the pHarlo technology in the Company’s Fields of Use, and has entered into a new sub-license agreement for the Base Patents associated with the pHarlo technology.

Our principal executive offices are located at Corporate Center, 39 Old Ridgebury Road-Suite 14, Danbury, CT 06810.

Corporate History

Tasker Capital Corp. was organized as a Nevada corporation on February 2, 1999, to explore for and, if possible, develop mineral properties primarily in the Province of British Columbia, Canada, through its wholly owned subsidiary, Tanuta Ventures Corp. (“Tanuta”). Tanuta was incorporated under the laws of the Province of British Columbia, Canada, on May 13, 1996. This initial business endeavor ceased in 2002.

In late 2002, the Company entered into an Exclusive License Agreement with PCTI, to sell, develop, market and distribute consumer deodorant breath products, animal breath products and soft drink products using PCTI’s patented pHarlo technology. In conjunction with this license agreement, the Company entered into a production agreement with IRL, a privately held manufacturing company affiliated with PCTI, to manufacture and sell to the Company the concentrate for the products licensed by PCTI (the so-called “pHarlo concentrate”). The pHarlo concentrate creates an environment in which hydrogen protons attach to a single copper ion, suspending the copper ion indefinitely in a liquid state. In this state of suspension, copper interferes with the cellular growth of both anaerobic and facultative organisms by interfering with the bacteria’s respiration.

In May 2004, Barbara Longchamp was hired as Vice President of Marketing. Ms. Longchamp’s primary responsibility was to assist the management team in its endeavor to effectively market its oral care products, beginning with the Company’s sole product, BreathRefresh™, which the Company first introduced to the market in 2003. After conducting an extensive market research analysis on BreathRefresh™ management decided to rebrand the product and implement a new marketing strategy. The product was reformulated, repackaged and renamed, Close Call™.

In September 2004, the Company cancelled the previous license agreement and entered into Exclusive Field of Use and License Agreements (the “License Agreements”) with PCTI to use, sell, develop, market and distribute products using the pHarlo technology for consumer deodorant breath products, animal breath products, soft drink products, and products used as post-harvesting processing aids for the poultry industry. Pursuant to the License Agreements, Tasker agreed to make royalty payments to PCTI based on product sales. In conjunction with the License Agreements, the Company replaced its previous production agreement with IRL and entered into General Contracts for Products (the “Production Agreements”) with IRL to manufacture and sell the pHarlo concentrate to the Company.

In September 2004, in conjunction with our License Agreements and Production Agreements with PCTI and IRL, Tasker announced a poultry processing industry initiative. Studies in January 2004 conducted by Dr. Scott Russell at the University of Georgia indicated the potential for material reductions in salmonella typhimurium, listeria monocytogenes, staphylococcus aureus, E coli, shewanella putrefaciens and pseudomonas fluorescens with the use of the pHarlo technology in the scalding process of poultry processing. The Company, Wynn Starr, PCTI, IRL and pHarlo IP entered into the Wynn Starr Agreement. Wynn Starr’s ultimate parent company, Wynn Starr Flavors, is a leading supplier of culinary ingredients and technology to the food industry. Under the terms of the Wynn Starr Agreement, Wynn Starr uses its extensive relationships in the poultry processing industry to market the pHarlo technology in the Company’s Fields of Use in consideration for the right to produce the final product to be supplied to the consumer using the concentrated solution that was previously manufactured by IRL (and which, after the acquisition in July 2005, is manufactured by the Company). In connection with the July 2005 acquisition, the Wynn Starr Agreement was amended to grant a worldwide license to Wynn Starr.

To further support this initiative, the Company appointed Dennis Smithyman, a food processing and technology executive, as our vice president of food technology in November 2004. The Company also conducted additional laboratory and pilot scale studies during November 2004 through January 2005 in support of an application for USDA approval to use the pHarlo technology in the scalding process of poultry processing. To lead in this process and provide additional industry guidance, the Company added Dr. Scott Russell, an expert in the field of poultry processing, to our Executive Advisory Committee in November 2004.

Through the Company’s association with Dr. Scott Russell, it believes that the technology developed by Dr. Russell’s company, Biofilm Strategies Corporation, holds a great deal of promise, particularly regarding the technology’s effectiveness against listeria. Biofilm’s proprietary technology is designed to eradicate biofilms, a protective coating that forms on listeria and other pathogens making them resistant to traditional remedies of eradicating bacteria. In April 2005, the Company purchased from Electric Aquagenics Unlimited, Inc. 359,000 common shares of Biofilm, representing 27% of Biofilm’s outstanding common stock, for cash consideration of $718,000. In addition, in the second quarter 2005 the Company advanced an additional $620,000 to the owners of the remaining 73% of Biofilm’s common stock, up from the initial advance of $320,000 in February 2005. The parties continue to negotiate the terms of the acquisition. There can be no assurance that the acquisition will close. Should the acquisition not close, the Company will seek the repayment of the funds advanced.

In July 2005, due to our acquisition of the assets of PCTI and other PCTI-related entities described more fully under “Management’s Discussion and Analysis or Plan of Operation” above, the License Agreements with PCTI and the Production Agreements with IRL have been terminated by the parties and Tasker now owns the utility patent applications and provisional patent applications associated with the pHarlo technology in the Company’s Fields of Use, and has entered into a new sub-license agreement for the Base Patents associated with the pHarlo technology. In addition, and subject to certain conditions, the Company will have a 19.9% equity ownership interest in Phitex, the direct one hundred percent owner of pHarlo IP, the sole and exclusive licensee of the Base Patents.

Our Board of Directors effected a management change during the first quarter of 2004, replacing its then Chairman, President and Chief Executive Officer, Arthur P. Bergeron (who resigned his positions and relinquished his seat on the Board of Directors), with Robert Appleby who assumed the positions as President and Chief Executive Officer and assumed a seat on the Company’s Board of Directors (the “Board”). Concurrent with Mr. Appleby’s appointment, the Board engaged James Burns as Executive Vice President. Mr. Burns also became a member of the Board. On April 1, 2004, Gordon Davis, a corporate officer and Executive Vice President of Polar Beverages Inc., one of the largest independent soft drink bottlers in the country, joined the Board. On January 18, 2005, Steven Zavagli, the Chairman and Chief Executive Officer of Wynn Starr Flavors, joined the Board. In August 2005, Richard Falcone, a financial executive with over thirty years experience joined the Board. Currently the Board consists of five individuals; the Compensation Committee consists of Messrs. Davis, Zavagli and Falcone, and the Audit Committee consists of Mr. Falcone.

To fund the Company’s operations, it completed three financings in 2004. In April, the Company sold $800,000 of 7% convertible debentures, convertible into common shares at $0.05 per share; warrants to purchase 8,000,000 shares at $0.10 per share (subsequently modified to $0.05 per share), which expire five years from the date of issuance; and 8,000,0000 shares of common stock at $0.20 per share (subsequently modified to $0.05 per share). In July 2004, the Company completed a private placement of $1,647,674 worth of convertible debentures, which were convertible into 8,238,370 common shares at $0.20 per share, and warrants to purchase 3,461,500 of its common shares at $0.25 per share (subsequently modified to $0.05 per share), which expire five years from the date of issuance. In December 2004, the Company completed the private placement of 9,406,250 shares of its common stock with several accredited investors for an aggregate purchase price of $15,050,000. Emerging Growth Equities LTD acted as placement agent and received a cash payment of 6% of the funds raised in the offering and a warrant to purchase 562,500 common shares exercisable at $2.00 per common share for three years. Due to the Company’s default on certain obligations under the Registration Rights Agreements entered into in conjunction with the April 2004 and July 2004 private placements, all warrants issued in those private placements that are currently not exercised have now been repriced to $0.01 per share.

Products

Oral Care

Close Call™ is marketed as the world’s first clinically proven anti-microbial oral hygiene breath drink that eliminates odors from tobacco, garlic, onion and alcohol and removes germs and bacteria that cause bad breath. During the second quarter of 2005, the Company reformulated Close Call™ to enhance its efficacy by making formulation adjustments and capitalizing on improved water purity due to higher quality water purification equipment at its manufacturing plant in Conroe, Texas. The Company believes that the new formula is 35% more effective than its predecessor and has delayed the launch of Close Call™ in certain markets to ensure the improved product is introduced in place of the older formulation. In addition, the Company intends to add “Hangover Remedy” copy to its list of attributes on the product’s label shortly, as a result of retailer input and to capitalize on the rapidly growing hangover remedy market.

Pet Products

Shampoo: The Company has developed pHarlo technology-based anti-itch pet shampoo and crème rinse specifically designed to soothe and prevent “hot spots” (painful skin irritations caused by bacterial or allergic reactions). The Company is currently in the final stages of product testing, including in-home use, and anticipates commencing retailer presentations shortly.

Breath Spray: The Company has developed Pet Breath Spray, Breath Concentrate and Breath Drops using the pHarlo technology. These products are intended to provide an effective and turn key solution for pet owners, and promote long term oral health for pets. The Company is currently in the final stages of product testing, including in-home use, and anticipates commencing retailer presentations shortly.

Cosmetics (Skin Care)

The Company has formulated a variety of cosmetic applications and is in the process of finalizing protocols for a host of product tests with a leading plastic surgeon, several dermatologists and certain testing facilities specializing in cosmetic research and development. Preliminary results have demonstrated that the pHarlo technology significantly enhances current anti-aging technology, primarily through the ability to deliver key ingredients to the sub-dermal layer of the skin. Tasker chemists have developed a full line of cosmetic products including anti-aging day and night creams, along with a full line of hand and facial moisturizers. Products currently in development for cosmetics also include skin toners and skin cleaners.

Other applications in the final stages of development include a burn cream that the Company believes dramatically reduces pain from most common burns and promotes healing. Line extensions from the burn cream may include a sunburn cream that is believed to have superior performance characteristics to existing products in the marketplace.

Food Processing

The Company is in the process of developing applications in both the pre-harvest and post-harvest food processing use of the pHarlo technology. Tasker has an application for the use of the pHarlo technology in the scalder process of poultry processing with the USDA. The USDA reviewed and approved Tasker’s protocols for testing and during the second quarter of 2005, the USDA granted the Company permission to conduct in-plant trial verification of the pHarlo technology subject to USDA protocol review. The Company has conducted commercial scale test runs and began, in August 2005, the in-plant commercial verification for final USDA approval of the pHarlo technology as a processing aid. Upon the successful completion of the commercial verification process, the Company expects to receive final approval by the USDA, after which it would be able to enter into contracts with poultry processors for the sale of the pHarlo technology in the United States. There can be no assurance that Tasker will successfully complete the commercial verification process. If Tasker does complete the commercial verification process successfully, there can be no assurance that Tasker will enter into such commercial contracts or, if it does, that such commercial contracts will be profitable.

Tasker announced in February 2005 that it was working with Groupe Doux, one of Europe’s premier poultry processors, to procure European Union regulatory approval for use of the pHarlo technology in the scalder and chill processes of poultry processing throughout Groupe Doux’s worldwide operations. Groupe Doux recently completed the development of protocols necessary to conduct industrial tests for European Union approval. The Company understands that Groupe Doux expects to administer these tests and submit the results to the European Union regulators for approval in the fall of 2005. Upon the successful completion of the industrial test process,

Groupe Doux has indicated to the Company that it expects to receive approval from the European Union, after which it anticipates utilizing the pHarlo technology in its poultry processing plants worldwide. There can be no assurance that the industrial test conducted by Groupe Doux will be successfully completed. If Groupe Doux does complete the industrial testing process successfully, there can be no assurance that Tasker will enter into a commercial contract with Groupe Doux or, if it does, that such a commercial contract will be profitable.

The Company is also currently marketing pre-harvest applications of the pHarlo technology through its new subsidiary, Coast to Coast, the assets of which the Company acquired from C2C in the July 2005 asset acquisition. Coast to Coast currently markets Unifresh™ Pen Spray concentrate for use with poultry to reduce breast and foot blisters, Unifresh™ Egg Wash concentrate to reduce salmonella on eggs, Unifresh™ Footbath concentrate for treatment of hairy warts and foot rot in dairy cows, Unifresh™ Manure Pit concentrate to control foul odors from deep manure pits and storage ponds, Unifresh™ Drinking Water concentrate for use in reducing E.coli and salmonella in animal drinking water sources, Unifresh™ Swine treatment concentrate to reduce smells and bacteria in swine pens and Unifresh™ P.F.V.T. concentrate for processing, treating and washing produce, fruit and vegetables. Prior to the Company’s acquisition of C2C’s assets, C2C announced that it had reached agreement with WALCO International, a leading provider of animal health products and services, to distribute C2C’s Unifresh™ Footbath. The Company believes that this arrangement will be worth in excess of $25 million, annually. The Company is also in the process of conducting studies at three universities to test catfish, finfish and shellfish to determine shelf life extensions on seafood processes using the pHarlo technology. The Company expects to have its preliminary testing completed early in the fourth quarter of 2005 with commercial trials to follow shortly thereafter. The Company already has FDA approval for these seafood applications and no further regulatory approvals are needed.

With the completion of the acquisition, Tasker expects to have the ability to treat animals, feed, pens, waste and water for bacteria reduction prior to slaughter. The Company believes that the pHarlo technology is highly synergistic with the current food processing technology for poultry, meat and seafood.

In August 2005 the Company announced it has scheduled the installation, testing and deployment of the pHarlo technology with several poultry processors located in Peru and Mexico for use in the scalder and chiller sections of their poultry processing operations. The Company expects to begin the application roll-out in the third quarter 2005 initially for twelve facilities. There can be no assurance that Tasker will successfully complete this testing phase. If Tasker does complete this testing phase successfully, there can be no assurance that Tasker will enter into commercial contracts with these poultry processors or, if it does, that such commercial contracts will be profitable.

Wine Industry

In August 2005, the Company announced that it has reached a preliminary agreement with JDL Wines, Inc. of Bordeaux, France to market the pHarlo technology as a sanitizing cleanser for many facets of wine production including equipment and packaging. JDL Wines, Inc. intends to commence marketing Tasker’s product in the fourth quarter 2005 and expects sales to materialize in early 2006. There can be no assurance that Tasker will enter into a commercial contract with JDL Wines, Inc. or, if it does, that such a commercial contract will be profitable.

The Company has several other products using the pHarlo technology, which are in various stages of development.

Government Approvals and Regulations

The ingredients we use to produce the pHarlo concentrate are acknowledged as “generally recognized as safe” (“GRAS”) by the FDA. As such, the ingredients and the pHarlo concentrate do not require further approval by the FDA. These ingredients are already in wide use in the food industry and are readily available. The unique combination of these ingredients under the pHarlo formula is protected under two U.S. patents and is covered in several pending patent applications in the U.S. and elsewhere. The use of the pHarlo technology in food processing, with the exception of meat and poultry, is covered by FDA.

The use of the pHarlo technology in meat and poultry food processing applications requires the approval of the USDA. Tasker has an application for the use of the technology in the scalder process of poultry processing with the USDA. The USDA reviewed and approved Tasker’s protocols for testing and during the second quarter of 2005, the USDA granted the Company permission to conduct in-plant trial verification of the pHarlo technology subject to USDA protocol review. The Company has conducted commercial scale test runs and began, in August 2005, the in-plant commercial verification for final USDA approval of the pHarlo technology as a processing aid.

Strategic Relationships

Due to the Company’s recent acquisition of certain assets of PCTI, PCPP, IRL and C2C, Tasker now owns the tangible assets used in the manufacturing process for the pHarlo concentrate. The pHarlo concentrate is based upon both the patent applications that the Company purchased in the acquisition, as well as on the Base Patents. The Company has entered into an exclusive worldwide license, the Sub-License Agreement, with pHarlo IP, the exclusive licensee of the Base Patents, to exploit the Base Patents in the Fields of Use. Pursuant to the Sub-License Agreement, the Company also granted pHarlo IP an exclusive (even to Tasker) royalty-free worldwide right and license to import, export, make, manufacture, use and sell any inventions outside of the Fields of Use that were disclosed and claimed in the patent applications that the Company purchased in the acquisition. Pursuant to the Sub-License Agreement, the Company pays R&D Fees to pHarlo IP in consideration for the technical assistance that pHarlo IP has agreed to give to the Company. The terms of the Sub-License Agreement are more fully discussed under the caption “Management’s Discussion and Analysis or Plan of Operations” above.

Under the terms of the Wynn Starr Agreement, Wynn Starr uses its extensive relationships in the poultry processing industry to market the pHarlo technology in the Company’s Fields of Use in consideration for the right to produce the final product to be supplied to the consumer using the pHarlo concentrate, which was previously manufactured by IRL (and which, after the acquisition in July 2005, is manufactured by the Company). In connection with the July 2005 acquisition, the Wynn Starr Agreement was amended to grant a worldwide license to Wynn Starr. As discussed in more detail under the caption “Management’s Discussion and Analysis or Plan of Operations,” the Company has the ability to recover the R&D Fees that we pay to pHarlo IP based upon the royalty payments that Wynn Starr makes to pHarlo IP.

Product Development

After the acquisition, the Company now has the right, either through its ownership of certain patent applications purchased in the acquisition, or pursuant to the Sub-License Agreement, to develop uses of the pHarlo technology in pre-harvest and post-harvest food processing, skin care, oral care (including hangover remedy and alcohol abatement), water purification and pet care industries.

The Company is in the process of researching and developing applications for the use of the pHarlo technology for fishing boats, seafood farms, and commercial and retail seafood processing. The Company believes that its products will safely inhibit bacteria from the point of origin to final processing, and prolong shelf life. Tasker also expects to begin the product development process using the pHarlo technology for red meat, fruit and vegetables. In addition, and as discussed above, the Company retains the Right of First Refusal of any new products (outside of the Fields of Use) developed by pHarlo IP.

Distribution Channels

The Company expects to sell its products through distributors, strategic intermediates (such as Wynn Starr), and directly to commercial end-users. The choice of distribution channel will vary by product and will be decided by Tasker’s management according to the Company’s strategic objectives.

Competition

Several of the industries in which Tasker will be marketing its products are characterized by intense competition. Although its oral hygiene product, Close Call™, is swallowed rather than expectorated like mouthwash, this product may have to compete within the mouthwash industry generally. The mouthwash industry is a mature industry with several participants, many of which are divisions of large corporations, such as Listerine® (Pfizer), Scope® (Procter & Gamble), ACT® (Johnson & Johnson), Peroxyl® (Colgate), and Cepacol® (Combe). Close Call™ is the world’s first clinically proven anti-microbial oral hygiene breath drink. The Company believes Close Call™ has a major advantage over its competition because of Tasker’s use of pHarlo as a key ingredient, which is proven to effectively eliminate bad breath odors caused from eating, smoking and drinking. Unlike alternative products that contain super-mentholated chemicals or alcohol and temporarily kill germs and mask odor, Close Call™ eliminates the odor and bacteria in the mouth and throat that cause the odor, for hours.

Currently, there is no competition for bacterial inhibitors in the scalding process of poultry processors. The Company believes that the introduction of the pHarlo technology to this specific operation is considered a breakthrough in the endeavor to reduce pathogenic bacteria in poultry products. Since Tasker intends to expand the use of the pHarlo technology into the remaining operations of poultry processing—specifically, the on-line reprocessing area and the chill process—it will encounter competition in the chill process from manufacturers of sodium hydrochloride. Tasker believes that its product presents a healthier, yet more effective, alternative to the use of sodium hydrochloride, especially considering that the ingredients in the pHarlo concentrate are all generally regarded as safe by the FDA for consumption. The Company further believes that, because the poultry processing industry is a very large industry, Tasker’s presence in that market will attract other products designed to reduce or eliminate bacteria. The Company believes that the efficacy of the pHarlo technology and its price competitiveness will enable it to achieve a gainful market share and effectively compete against existing and future competitive products in the poultry processing industry.

The Company’s license with pHarlo IP entitles it to develop and market uses of the pHarlo technology in pre-harvest and post-harvest food processing, skin care, oral care (including hangover remedy and alcohol abatement), water purification and pet care industries. Competition in these markets is intense; however, the Company believes that the pHarlo technology will provide it with competitive advantages in these selected markets.

Raw Materials and Principal Suppliers

Pursuant to the July 2005 assets acquisition, the Company now owns all of the tangible assets used by IRL to manufacture the pHarlo concentrate. The Company continues to license the use of the Base Patents pursuant to the Sub-License Agreement discussed elsewhere in this prospectus.

Dependence on Certain Customers

Since the Company is in the development stages of the introduction of its products, it has not developed a sufficient revenue source to determine a dependence on any one group of customers for revenue.

Proprietary Protection

Mr. Barry Cummins owns the Base Patents to the core technology upon which the Company’s products are based (U.S. patent nos. 5,989,595 and 6,242,011 and U.S. patent application serial no. 10/453,805). Additionally, the following utility patent applications or provisional patent applications have been filed for:

•	Antimicrobial Composition for Pre-Harvest and Post-Harvest Treatment of Plants and Animals

•	Skin Care Composition for Dermatological Disorders including burn and wrinkle creams (US Provisional Application)

•	Oral Health Care Drink and Method for Reducing Malodors

•	Antimicrobial Food Additive and Treatment for Cooked Food, Water and Wastewater

•	Antimicrobial Processing Aid and Food Additive (US Provisional Application)

•	Hangover Remedy and Alcohol Abatement Composition

Pursuant to the July 2005 acquisition of certain assets of PCTI, PCPP, IRL and C2C, the Company purchased the patent applications and provisional patent applications described above. In addition, Mr. Cummins has granted pHarlo IP an exclusive license to the Base Patents. In addition to the Sub-License Agreement that the Company entered into with pHarlo IP that grants Tasker an exclusive license to exploit the Base Patents in the Fields of Use, the Company also has the ability to receive, subject to certain restrictions, a 19.9% ownership interest in Phitex, the sole owner of pHarlo IP. This transaction is described more fully under the caption “Management’s Discussion and Analysis or Plan of Operation” above.

Research and Development

Research and development of new products using the pHarlo technology are continually under development. The Company’s efforts in this area are focused on the product segments to which it currently has rights. It is the Company’s intention to develop and market any and all applications for this technology within its product ranges.

Number of Total Employees and Number of Full-time Employees

At September 9, 2005, we had 49 full time employees, one of whom is in marketing, three of whom are in research and development and 45 of whom are administrative, manufacturing and executive personnel.

Working Capital Requirements

As of June 30, 2005, the Company had approximately $4.3 million in cash and cash equivalents with a current ratio of approximately 6-to-1. The Company believes that cash on hand and cash flows from operations will provide sufficient working capital to meet its base business objectives. However, there may be circumstances that could accelerate the Company’s use of capital, including but not limited to, its ability to implement a profitable business model, accelerated business growth, expedited product development and expanded marketing campaigns that may require additional working capital beyond the Company’s existing capital resources. If this occurs, the Company may, from time to time, incur indebtedness or issue, in public or private transactions, equity or debt securities. There can be no assurance that suitable debt or equity financing will be available to the Company.

Properties

The Company currently leases three facilities.

•	Executive Offices-approximately 8,700 square feet of space at Corporate Center, 39 Old Ridgebury Road, Danbury CT 06810.

•	Principal Manufacturing Facility-approximately 6.75 acres at 13235 Highway 105 West, Conroe, TX 77304 used for manufacturing and warehousing.

•	Coast to Coast Administrative Office-approximately 1,130 square feet located at Corporate Square-Suite 310, 28050 US Highway 19 North, Clearwater, FL 33761.

Legal Proceedings

The Company is not party to any material legal proceedings.

MANAGEMENT

The following table sets forth the names, ages and positions held by Directors, Executive Officers and Significant Employees of our Company as of September 9, 2005.

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Directors & Executive Officers

Robert P. Appleby	Director, President, Chief Executive Officer	51	April 1, 2004

James Burns	Director, Chief Operating Officer & Executive Vice President	50	April 1, 2004

Robert D. Jenkins	Chief Financial Officer, Secretary & Treasurer	53	January 3, 2005

Gordon Davis	Director	60	April 1, 2004

Steven Zavagli	Director	56	January 18, 2005

Richard D. Falcone	Director	52	August 5, 2005

Significant Employees

Barbara Longchamp	Vice President Marketing	50	May 1, 2004

Dennis Smithyman	Vice President Food Technology	52	November 1, 2004

James Collins	Vice President Supply Chain	53	December 1, 2004

Richard Weiner	Vice President Sales	46	March 28, 2005

Esther Dong	Director of New Product Development	36	December 2, 2004

Our By-Laws provide that our directors are to be elected at each annual general meeting of stockholders and are to hold office until the next annual general meeting of stockholders or until their successors are appointed.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Robert P. Appleby—Director, President and Chief Executive Officer—Hired on December 8, 2003 as our Company’s Vice President of Sales and Marketing, Mr. Appleby was promoted to our Company’s President and Chief Executive Officer on April 1, 2004, and became a Director of the Company at that time. Mr. Appleby has over 20 years executive experience in the beverage industry developing marketing, distribution and control brand strategies for companies including Philip Morris Companies, New Orleans Coca-Cola Bottling, RJR Nabisco, Cadbury Schweppes and Daymon Associates.

James Burns—Director, Chief Operating Officer and Executive Vice President—Mr. Burns joined our Company on March 9, 2004 as Vice President Sales & Marketing. On April 1, 2004 Mr. Burns became Executive Vice President and a member of the Board of Directors. On September 1, 2004 he was appointed Chief Operating Officer. Mr. Burns’ career began with Olin Corporation 25 years ago as a sales executive and was quickly promoted to National Account Manager. He then was appointed Director Sales, Marketing and Product development at Hunt Imaging, a division of Olin. Prior to joining us, Mr. Burns was both President and Principal in Water & Ice, a highly successful small business specializing in developing turn-key retailer brand programs in the breath mint and confection categories. Education: Hawthorne College 1976.

Gordon Davis—Director—Mr. Davis joined our Company’s Board of Directors on April 1, 2004. Mr. Davis is a corporate officer and Executive Vice President of Polar Beverages Inc., one of the largest independent soft drink bottlers in the country. Mr. Davis also serves as a consultant to many of the nation’s leading retailers and is a principal in Classical Imports, one of the fastest growing wine importing companies in the country.

Steven Zavagli—Director—Mr. Zavagli joined our Company’s Board of Directors on January 18, 2005. With 17 years prior experience with Beatrice Foods and International Flavors and Fragrances, he founded Wynn Starr Food, which, in 1992 evolved into Wynn Starr Flavors, a creator and manufacturer of flavoring and other ingredient technologies. For the past 16 years Mr. Zavagli has been Chairman and Chief Executive Officer overseeing the complete operation of manufacturing, research and development, sales, marketing and quality assurance of his $40 million business. Education: BS Organic Chemistry-University Illinois.

Richard D. Falcone—Director—Mr. Falcone joined our Company’s Board of Directors on August 5, 2005. Mr. Falcone, a certified public accountant, served as Chief Financial Officer of Bed, Bath & Beyond from 1990 to 1994, where he guided the company through its initial public offering and follow-on offering and assisted in the company’s revenue growth to $800 million. He also served as Director of International Finance and Operations for Tiffany & Co. where he was instrumental in restructuring the company, completing several debt financings and its initial public offering. Mr. Falcone has also served as Chief Financial Officer and Chief Operating Officer of NetGrocer, an online grocery and consumer product retail company, Chief Operating Officer of National Merchants Management, a retail and distribution company with a chain of 180 book stores, and currently serves as the Chief Financial Officer of The A Consulting Team, a publicly traded IT service and business process outsourcing company. He received his accounting degree from the University of Vermont.

Robert D. Jenkins—Chief Financial Officer, Secretary and Treasurer—Initially hired as a financial consultant in November 2004, Mr. Jenkins became our Company’s Chief Financial Officer, Treasurer and Secretary on January 3, 2005. Mr. Jenkins’ financial background spans almost 30 years and includes 17 years as the Vice President of Finance and Administration for the International division of Cadbury Schweppes; three years as International Vice President Finance & Administration for Snapple Beverage Corp. and most recently as Chief Financial Officer for a group of fine dining restaurants in NYC. Education: BS University Arizona 1973; MBA University Tennessee 1975.

Barbara B. Longchamp—Vice President of Marketing—Ms. Longchamp joined Tasker in May 2004 as Vice President Marketing. She has over 25 years of extensive experience managing multiple dynamic consumer packaged goods categories through all distribution channels. She spent the majority of her career at Lipton/Unilever and Borden, where she held progressive sales and marketing management positions including Vice President, Marketing at Borden. Ms. Longchamp came to Tasker from Daymon Worldwide where she was a sales director and team leader at the $8 billion dollar global sales and marketing company. Education: BS Seton Hall University—1978.

Dennis Smithyman—Vice President of Food Technology—In October 2004, Mr. Smithyman joined our Company. Mr. Smithyman has over 25 years of food industry and general business development experience principally with The BOC Group, a $7 billion global industrial gases company, holding such positions as VP, Global Food Markets and VP, Food Ventures. Previous to BOC, Dennis was both a Manager and Director of Finance with PepsiCo International. Education: BS Chemical Engineering, Northwestern University 1975; MBA, Kellogg School of Management, Northwestern University, 1977.

James Collins—Vice President Supply Chain—Mr. Collins joined our Company in December 2004. Mr. Collins has 30-years of extensive experience in supply chain management, logistics, procurement, manufacturing operations, and information technology. He spent 18 years at General Electric Company, encompassing several businesses including: Motors, Industrial Controls, Engineered Cast Products, Power Generation, and Aircraft Engines. More recently, Mr. Collins served as the senior director of supply chain management and managing director of global logistics for Daymon Worldwide, where he created new services in the area of transportation, warehousing, freight consolidation, import/export, and demand planning. He also led the IT systems development, electronic commerce, e-Business, and business intelligence organizations. Education: BS Manufacturing Engineering, University of Bridgeport 1974.

Richard Weiner—Vice President Sales—Mr. Weiner joined our Company in March 2005. Mr. Weiner’s background in retail and consumer products sales spans over 20 years, including 15 years as owner/operator of a chain of retail apparel stores in New York City, where he forged alliances with national and international manufacturers. Prior to joining us, Mr. Weiner was in charge of national accounts for Cody-Kramer Imports, a private label confectionary company, where he opened and maintained accounts with many nationally known retailers and corporations. Education: BS, Business Administration, State University of New York at Oswego, 1981.

Esther Dong—Director of New Product Development—Ms. Dong joined our Company in December 2004 and is responsible for our pet care and cosmetic products. Prior to joining us, Ms. Dong was the global marketing manager for L’Oreal USA’s Redken 5th Avenue styling line, responsible for product development and marketing. Prior to this she worked for Givaudan Fragrances Corp as a member of the Global Leadership Program focusing on innovation management, e-commerce marketing and new product development. Education: MBA-MIT Sloan School of Management-2000; MS Engineering and Applied Science-Yale University 1994; BS Chemical Engineering Tsinghua University in Beijing, China—1992.

Family Relationships

There are no family relationships between any of our Company’s directors or executive officers.

Involvement In Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth the particulars of compensation awarded to, earned by or paid to the following employees (our “Named Executive Officers”):

(a)	our Company’s chief executive officer (the “CEO”);

(b)	each of our Company’s four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c)	any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the most recently completed fiscal year;

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation
								Awards			Payouts
(a)	(b)	(c)		(d)		(e)		(f)		(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compen- sation (1)($)		Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Robert Appleby President & CEO	2004 2003	$ $	121,000 8,000	$ $	-0- -0-	$ $	10,666 -0-	$ $	-0- -0-	3,000,000		$ $	-0- -0-

James Burns Exec. VP & COO	2004		$121,000		$-0-		$2,819		$-0-	3,000,000			$16,500

Mr. Robert Jenkins (1)(2) CFO, Secretary, Treasurer	2004		$-0-		$-0-		$18,750		$-0-	-0-			$-0-

Arthur P. Bergeron (3) CFO, Treasurer	2004 2003	$ $	30,850 39,040	$ $	-0- -0-	$ $	-0- -0-	$ $	-0- -0-	-0- 500,000		$ $	-0- -0-

(1)	Appleby-Auto $4,131, Life Insurance $6,535; Burns-Auto $981, Life Insurance $1,838; Jenkins-Consulting $18,750.
(2)	Mr. Robert Jenkins, who will be considered one of our Named Executive Officers for fiscal year 2005, received a consulting fee of $18,750 in fiscal year 2004.
(3)	Mr. Bergeron resigned in the first quarter of 2004.

Option/SAR Grants in the Last Fiscal Year

The following table sets forth, for each of the Named Executive Officers, certain information concerning stock options granted to them during fiscal year 2004. Our Company has never issued stock appreciation rights. Our Company grants options that generally vest immediately at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. The term of each option granted ranges from five to ten years from the date of grant. Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Robert Appleby	3,000,000	100%	$0.25	Note 1
James Burns	3,000,000	100%	$0.25	Note 2
Arthur Bergeron	0	0	0	N/A
Robert D. Jenkins	1,000,000	100%	$1.45	Nov. 14, 2014

Note 1:	1,000,000 expire on April 14, 2014; 1,000,000 expire on May 10, 2014 and 1,000,000 expire on August 25, 2014.

Note 2:	1,000,000 expire on April 14, 2014; 1,000,000 expire on May 10, 2014, and 1,000,000 expire on August 25, 2014.

On April 5, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with Robert Appleby for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share subject to certain vesting provisions.

On April 5, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with James Burns for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per shares per share subject to certain vesting provisions.

On May 11, 2004 our Company entered into a Non-qualified Stock Option Grant Agreement with Robert Appleby for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share. All of the shares vested immediately.

On May 11, 2004 our Company entered into a Non-qualified Stock Option Grant Agreement with James Burns for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share. All of the shares vested immediately.

On August 25, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with Robert Appleby for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share. All of the shares vested immediately.

On August 25, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with James Burns for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share. All of the shares vested immediately.

On November 15, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with Robert D. Jenkins for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $1.45 per share subject to certain vesting provisions.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values—NA

The following table sets forth, for each Named Executive Officer, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2004. The values for “in-the-money” options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2004 and the exercise price of the individual’s options. No Named Executive Officer exercised options during fiscal 2004.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the- Money Options/SARs at FY-end ($) Exercisable / Unexercisable
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Appleby	—	—	2,333,333	666,667	$6,066,666	$1,733,334
James Burns	—	—	2,277,778	722,222	$5,922,223	$1,877,777
Robert D. Jenkins	—	—	-0-	1,000,000	$-0-	$2,600,000
Arthur Bergeron	—	—	2,000,000	-0-	$5,200,000	$-0-

Employment Contracts and Termination of Employment and Change in Control Arrangements

In January 2005, our Company entered into a three year employment agreement with Mr. Appleby to serve as our Chief Executive Officer. Under the terms of this agreement, and its amendments, Mr. Appleby (a) will earn a base salary of $25,000 per month, modified annually, and increased to $27,083 per month after certain Company growth objectives are met, (b) at the discretion of the Board, upon the recommendation of the Compensation Committee, will be awarded an annual bonus, (c) was granted in August 2004, a non-qualified stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share, subject to certain vesting provisions, and (d) receives other benefits.

In January 2005, our Company entered into a three year employment agreement with Mr. Burns to serve as our Chief Operating Officer and Executive Vice President. Under the terms of this agreement, and its amendments, Mr. Burns (a) will earn a base salary of $25,000 per month, modified annually, and increased to $27,083 per month after certain Company growth objectives are met, (b) at the discretion of the Board, upon the recommendation of the Compensation Committee, will be awarded an annual bonus, (c) was granted in August 2004, a non-qualified stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share, subject to certain vesting provisions, and (d) receives other benefits.

Our Company has entered into a three year employment agreement with Robert D. Jenkins to serve as our Chief Financial Officer. Under the terms of this agreement and its amendments Mr. Jenkins (a) is paid a monthly salary of $16,667, modified annually and increased to $20,833 per month after our Company achieves a certain level of annual sales, (b) is eligible to participate in our Company’s Management Incentive Program, (c) was granted a non-qualified stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $1.45 per share, subject to certain vesting provisions, and (d) receives other benefits.

Compensation of Directors and Executive Officers

Directors and executive officers receive, on an annual basis, non-qualified stock options to purchase shares of our common stock as awarded by our Board of Directors after recommendation by our Compensation Committee.

Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

To date, we have granted to directors, officers, employees and consultants non-qualified stock options to purchase shares of our common stock. Options are granted based on the assessment by our Board of Directors after recommendation by our Compensation Committee of the optionee’s past and present contribution to the success of our Company. These options are not transferable and are exercisable from the date granted until the earlier of (i) such number of years (up to ten years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee’s option agreement.

Mr. Falcone, a member of our Board of Directors and Chairman of the Audit Committee, has a letter agreement with us that provides that he will receive cash compensation of $2,500 per meeting of the Board and $2,500 for each quarter that Mr. Falcone serves as Chairman of a committee of the Board. Mr. Falcone will also receive a restricted stock grant of 50,000 shares of our common stock upon the anniversary date of Mr. Falcone joining our Board for each subsequent year in which Mr. Falcone serves on the Board.

Messrs. Gordon and Zavagli, members of our Board of Directors, receive cash compensation in an amount of $2,500 per month. In addition, on December 17, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with Mr. Zavagli for him to purchase up to 500,000 shares of our common stock at an exercise price of $2.05 per share subject to certain vesting provisions. On May 31, 2004 our Company entered into an Employee Non-Statutory Stock Option Agreement with Mr. Davis for him to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share subject to certain vesting provisions.

Other than the management agreements, the Management Incentive Plan, the advisory agreements and the non-qualified stock options discussed herein, we presently have no material profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of August 9, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and/or investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. We have relied upon the information contained in statements required to be filed with the SEC under Sections 13(d) or 13(g) of the Exchange Act in completing the table below with respect to beneficial owners of more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Fred Knoll/Knoll Capital Management LP 200 Park Avenue Suite 3900 New York, NY 10066	6,490,000	(2)	7.64%
London Family Trust 212 Aurora Drive Montecito, CA 93108	5,380,000		6.33%
Barry Cummins 1203 Egret Avenue Fort Pierce, FL 34982	4,996,877	(3)	5.88%
Robert Appleby 39 Old Ridgebury Road Suite 14 Danbury, CT 06810	2,583,333	(4)	3.04%
James Burns 39 Old Ridgebury Road Suite 14 Danbury, CT 06810	2,527,778	(4)	2.96%
Robert D. Jenkins 39 Old Ridgebury Road Suite 14 Danbury, CT 06810	1,000,000	(4)	1.18%
Richard D. Falcone 39 Old Ridgebury Road Suite 14 Danbury, CT 06810	100,000	(4)	*
Steven Zavagli 5 Pearl Court Allendale, NJ 07401	166,667	(4)	*
Gordon Davis 141 Chapel Street Garner, MA 01440	666,666	(4)	*
Directors and Executive Officers as a Group	7,044,444		8.29%

*	Represents less than 1% of our Company’s outstanding stock
(1)	Based on 84,939,550 shares of common stock issued and outstanding as of August 9, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and/or voting power with respect to such shares, subject to community property laws where applicable.

(2)	The 6,490,000 shares of common stock are beneficially owned by Knoll Capital Management LP as the investment manager for (i) Europa International, Inc., an equity fund which holds 3,195,000 shares of common stock, (ii) Knoll Capital Fund II Master Fund Ltd., which holds 3,220,550 shares of common stock, and (iii) an account managed by Knoll Capital Management LP which holds 74,500 shares of common stock. Fred Knoll is the principal partner and president of Knoll Capital Management LP and as such has the power to vote and dispose of the shares of common stock owned by each of Europa International, Inc., Knoll Capital Fund II Master Fund Ltd. and the account managed by Knoll Capital Management LP.
(3)	Includes shares underlying warrants to purchase 255,000 shares of common stock at an exercise price of $0.25 per share that are exercisable until November 26, 2007.
(4)	Represents shares underlying options that have vested or will vest within the next 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of Tasker, other than the conversion of our outstanding convertible debentures in certain circumstances and employment agreements and employment letters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company, Wynn Starr, PCTI, IRL and pHarlo IP are parties to the Wynn Starr Agreement. Wynn Starr’s ultimate parent company, Wynn Starr Flavors, is a leading supplier of culinary ingredients and technology to the food industry. Under the terms of the Wynn Starr Agreement, Wynn Starr uses its extensive relationships in the poultry processing industry to market the pHarlo technology in the Company’s Fields of Use in consideration for the right to produce the final product to be supplied to the consumer using the concentrated solution that was previously manufactured by IRL (and which, after the acquisition in July 2005, is manufactured by the Company). In connection with the July 2005 acquisition, the Wynn Starr Agreement was amended to grant a worldwide license to Wynn Starr. Pursuant to the Sub-License Agreement, commencing within thirty days after December 31, 2005 and within thirty days of each calendar quarter thereafter, pHarlo IP has agreed to pay to the Company that amount of any royalties that are actually received by pHarlo IP from Wynn Starr during the preceding calendar quarter in an amount up to and not to exceed the amount of any R&D Fees actually paid by the Company to pHarlo IP during the same preceding calendar quarter. The Company expects that the royalties paid to pHarlo IP by Wynn Starr will be sufficient to allow the Company to fully recover the R&D Fees paid in advance to pHarlo IP.

Additionally, to the extent that the amount of any royalties actually paid to pHarlo IP by Wynn Starr under the Wynn Starr Agreement exceed the R&D Fees paid by the Company and Tasker IP Holdings to pHarlo IP, pHarlo IP has agreed to pay over to the Company one-third of the amount by which such royalties exceed the R&D Fees. In the event that pHarlo IP ceases to receive royalty payments in respect of sales by Wynn Starr of certain products based on technology licensed by pHarlo IP to Tasker IP Holdings, Tasker IP Holdings is obligated to make cash payments to pHarlo IP equal to the royalties pHarlo IP is entitled to receive under the Wynn Starr Agreement with respect to such sales that are not subject to repayment to the Company.

Mr. Steven Zavagli, one of the directors of the Company, founded Wynn Starr and serves as Wynn Starr’s Chairman of the Board of Directors and Chief Executive Officer. In addition, Mr. Zavagli is also the founder of Wynn Starr Flavors, the ultimate parent company of Wynn Starr, and serves as the Chairman of the Board of Directors and Chief Executive Officer of Wynn Starr Flavors.

Other than as described above or elsewhere in this prospectus, the Company has not been party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to the Company’s knowledge, any of Tasker’s directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

The following table also sets forth the name of each person who is offering the resale of shares of our common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. Except as noted below, none of the Selling Stockholders listed below hold or within the past three years have held a position, office or other material relationship with us or our predecessors or affiliates.

			After the Offering
Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Total Shares Registered	Number of Shares Beneficially Owned	Percentage of Outstanding
Barry Cummins (1)	4,996,877	4,741,877	255,000	*
David L. Dickinson (2)	3,994,743	3,556,410	438,333	*
David Creasey (3)	3,904,743	3,889,744	15,000	*
Russell Smith	3,556,410	3,556,410	0	0
Richard Brutti (4)	1,801,281	711,281	1,090,000	1.28%
Indian River Labs, L.L.C.	1,550,000	1,550,000	0	0
Florida Coastal Labs, LLC	1,100,000	1,100,000	0	0
Pharlo Citrus Properties Partnership, LLLP	20,000	20,000	0	0
White Sales and Marketing Inc.	200,000	200,000	0	0
Philip Georgas (5).	82,272	32,272	50,000	*
TOTAL	21,206,326	19,357,994

*	Less than 1% based on 84,939,550 shares outstanding on August 9, 2005.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also include any shares which the Selling Stockholder has the right to acquire within 60 days.

(1)	Represents (i) 4,741,877 shares of common stock acquired in connection with the July 2005 acquisition by our Company of certain assets of the Selling Companies and (ii) shares underlying warrants to purchase 255,000 shares of common stock at an exercise price of $0.25 per share that are exercisable until November 26, 2007.
(2)	Represents (i) 3,556,410 shares of common stock acquired in connection with the July 2005 acquisition by our Company of certain assets of the Selling Companies, (ii) shares underlying options to purchase 333,333 shares of common stock at an exercise price of $0.25 per share that are currently exercisable and (iii) shares underlying warrants to purchase 105,000 shares of common stock at an exercise price of $0.25 per share.
(3)	Represents (i) 3,556,410 shares of common stock acquired in connection with the July 2005 acquisition by our Company of certain assets of the Selling Companies, (ii) shares underlying options to purchase 333,333 shares of common stock at an exercise price of $0.25 per share that are currently exercisable and (iii) shares underlying warrants to purchase 15,000 shares of common stock at an exercise price of $0.25 per share.
(4)	Represents (i) 711,281 shares of common stock acquired in connection with the July 2005 acquisition by our Company of certain assets of the Selling Companies and (ii) shares underlying warrants to purchase 1,090,000 shares of common stock at an exercise price of $0.25 per share.
(5)	Represents (i) 32,272 shares issued upon conversion of a note payable and (ii) shares underlying warrants to purchase 50,000 shares of common stock at an exercise price of $2.00 per share.

Except as noted above, the Selling Stockholders received the shares registered hereby in connection with the Company’s acquisition of certain assets of PCTI, IRL, PCPP and C2C (which has subsequently changed its name to Florida Coastal Labs, LLC). Most of the Selling Stockholders are certain of the ultimate equityholders of these entities or the entities themselves. White Sales and Marketing Inc. is a third party that received the Additional Shares in connection with certain claims it has against the assets of PCTI that our Company acquired in the acquisition. We have continuing relationships with several of the Selling Stockholders, as more fully explained in the description of this acquisition contained under the caption “Management’s Discussion and Analysis or Plan of Operation.”

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock of Tasker Capital Corp., a Nevada corporation, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock of Tasker Capital Corp.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares (A) cease to be outstanding or otherwise to be securities which are required to be registered pursuant to the Purchase Agreement or (B) may be resold without restriction pursuant to Rule 144(k) under the Securities Act and no holder of these shares is an affiliate of our Company or (ii) April 30, 2008 (or such later date as extended pursuant to the terms of the Purchase Agreement). The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition, we have agreed that, within seven business days after the effectiveness of the registration statement of which this prospectus forms a part, we will use our best efforts to find qualified purchasers to purchase the Consideration Shares covered by this registration statement that are not then subject to any lock-up restrictions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value.

The following is a description of the material terms of our common stock.

Common Stock

The holders of the issued and outstanding shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of any funds lawfully available therefor. The Board of Directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Holders of shares of common stock are entitled to vote at all meetings of such stockholders for the election of directors and for other purposes. Such holders have one vote for each share of common stock held by them.

Transfer Agent

Pacific Corporate Trust Company has been appointed the transfer agent of our common stock.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the Nevada Revised Statutes that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officers, except under certain situations defined by statute.

Our By-Laws provide that we will indemnify, to the full extent and in the manner permitted under the Nevada Revised Statutes, or any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of our Company or served any other enterprise as a director or officer at the request of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares being offered hereby will be passed upon for us by our special Nevada counsel, Gary R. Henrie, Esq., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements as of December 31, 2004 and for the year ended December 31, 2004 included in this prospectus, to the extent and for the period indicated in its report, have been audited by Rothstein, Kass & Company, P.C., and are included herein in reliance upon the authority of this firm as experts in accounting and auditing. The consolidated financial statements as of December 31, 2003 and for the year ended December 31, 2003 and for the period from inception, May 13, 1996, to December 31, 2003 included in this prospectus, to the extent and for the period indicated in its report, have been audited by Morgan and Company, Chartered Accountants, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

We have filed a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC covering the common stock to be offered by the Selling Stockholders. As permitted by the rules and regulations of the SEC, this prospectus does not contain all information set forth in the Registration Statement and exhibits thereto, all of which are available for inspection as set forth above. For further information, please refer to the Registration Statement, including the exhibits thereto. Statements contained in this document relating to the contents of any contract or other document are not necessarily complete, and reference is made to the copy of that contract or other document filed as an exhibit to the Registration Statement or other document, and each statement of this type is qualified in all respects by that reference.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This Prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

I NDEX TO FINANCIAL STATEMENTS

Page

Unaudited Condensed Consolidated Balance Sheet as of June 30, 2005	F-2

Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2005 and 2004, and Inception May 13, 1996 to June 30, 2005	F-3

Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and 2004, and Inception May 13, 1996 to June 30, 2005	F-4

Notes to the Unaudited Condensed Consolidated Financial Statements	F-5

Report of Independent Registered Public Accounting Firm (Rothstein, Kass & Company, P.C.)	F-12

Report of Independent Registered Public Accounting Firm (Morgan and Company)	F-13

Consolidated Balance Sheet as of December 31, 2004	F-14

Consolidated Statements of Operations for the years ended December 31, 2004 and 2003, and Inception May 13, 1996 to December 31, 2004	F-15

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003, and Inception May 13, 1996 to December 31, 2004	F-16

Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2004, 2003, 2002, 2001, 2000, 1999, 1998, 1997 and 1996	F-17

Notes to Consolidated Financial Statements	F-18

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2005

(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$4,250,093
Accounts receivable	225,364
Notes receivable	1,565,000
Inventories	1,101,129
Prepaid expenses	769,358
Prepaid commissions	170,000

Total current assets	8,080,944
Property and equipment, net	501,906
Notes receivable	2,482,346
Prepaid royalties	1,000,000
Investment in equity investee	707,525
Deferred acquisition costs	571,463
Deposit, net	31,926
License, net	174,241

$13,550,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Convertible debentures	$217,000
Accounts payable	855,001
Other accrued liabilities	373,014

Total current liabilities	1,445,015

Long-term liabilities:
Notes payable—shareholders	426,170
Accrued royalties	930,000

1,356,170

Stockholders' equity:
Common stock, $0.001 par value; authorized 300,000,000 shares; issued and outstanding 64,747,162	64,747
Additional paid-in capital	25,478,675
Deficit accumulated during the development stage	(14,794,255)

Total stockholders' equity	10,749,166

$13,550,351

The accompanying notes are an integral part of these condensed consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,		INCEPTION May 13, 1996 TO JUNE 30, 2005
	2005	2004	2005	2004
Revenues	$244,394	$—	$305,268	$—	$305,268
Cost of Goods Sold	84,826		109,987		109,987

Gross Profit	159,568		195,281		195,281

Expenses
Management	1,341,991	145,695	2,149,836	170,834	3,240,394
Office related	191,773	16,326	257,238	26,614	437,129
Professional and Consulting	1,814,932	396,268	3,498,159	573,796	5,267,881
Stock Based Compensation		260,000	484,000	260,000	1,415,935
Product Development	93,519	26,975	101,119	26,975	300,784
Marketing	269,202	47,186	324,237	47,186	653,786
Filing and Stock transfer	7,855	40,556	19,634	46,918	285,841
Depreciation and Amortization	24,885	3,583	36,919	6,992	79,405
Insurance			78,515		78,515
Selling	19,541		24,421		24,421
Miscellaneous	38,843	3,124	80,719	7,779	240,861

Total Expenses	3,802,542	939,713	7,054,798	1,167,094	12,024,952

Loss From Operations	(3,642,974)	(939,713)	(6,859,517)	(1,167,094)	(11,829,671)

Other Income (Expense):
Interest expense	2,362	(822,801)	(64,995)	(852,987)	(2,930,486)
Loss on equity investee	(10,475)		(10,475)		(10,475)
Other	(62,000)		(62,000)		(23,623)

Total Other Expense, net	(70,113)	(822,801)	(137,470)	(852,987)	(2,964,584)

Net Loss	$(3,713,087)	$(1,762,514)	$(6,996,987)	$(2,020,081)	$(14,794,255)

Net Loss Per Common Share, basic and diluted	$(0.06)	$(0.11)	$(0.11)	$(0.13)	$(0.97)

Weighted Average Common Shares Outstanding, basic and diluted	63,706,722	16,754,307	61,283,582	15,632,554	15,248,878

The accompanying notes are an integral part of these condensed consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	SIX MONTHS ENDED JUNE 30,		INCEPTION May 13, 1996 TO June 30, 2005

	2005	2004
Cash flows from operating activities:
Net loss	$(6,996,987)	$(2,020,081)	$(14,794,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,919	6,992	79,405
Noncash interest	35,331	833,805	2,782,526
Stock based compensation	484,000	260,000	1,415,935
Loss on equity investee	10,475		10,475
Common stock, warrants and options for services	2,577,262	277,500	3,262,776
Changes in operating assets and liabilities:
Accounts receivable	(225,364)		(225,364)
Inventories	(1,001,331)		(1,101,129)
Prepaid expenses	(327,026)	(104,478)	(769,358)
Prepaid commissions	(45,000)		(170,000)
Accounts payable	706,350	(56,305)	978,423
Accrued royalties			(70,000)
Other accrued liabilities	(175,932)	(55,000)	373,014

Net cash used in operating activities	(4,921,302)	(857,567)	(8,227,552)

Cash flows from investing activities:
Purchases of property and equipment	(430,361)	(3,481)	(545,254)
Advances pursuant to notes	(3,485,950)	8,009	(4,078,215)
Purchase of license			(160,000)
Investment in equity investee	(718,000)		(718,000)
Acquisition costs paid	(571,463)		(571,463)
Payments for deposits and other	(16,160)		(39,880)

Net cash provided by (used in) investing activities	(5,221,934)	4,528	(6,112,812)

Cash flows from financing activities:
Proceeds from private placements, net			14,615,337
Proceeds from convertible debentures, net		800,000	2,065,532
Proceeds from other notes payable			524,850
Exercise of warrants	167,250		1,334,800
Other	774	137,020	49,938

Net cash provided by financing activities	168,024	937,020	18,590,457

Net increase (decrease) in cash and cash equivalents	(9,975,212)	83,981	4,250,093
Cash and cash equivalents, beginning of period	14,225,305	33,479

Cash and cash equivalents, end of period	$4,250,093	$117,460	$4,250,093

Supplemental disclosures of cash flow information:
Interest paid	$27,125	$—	$141,239

Supplemental disclosures of noncash investing and financing activities:
Conversion of debt and accrued interest into common stock	$269,930	$—	$2,458,883

Warrants issued and embedded conversion feature associated with debt financing	$—	$800,000	$2,184,600

Warrants issued for license	$—	$—	$42,344

The accompanying notes are an integral part of these condensed consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    NATURE OF OPERATIONS

Tasker Capital Corp. and its subsidiaries (collectively, “the Company” or “Tasker”) manufactures, distributes and markets products using a patented process (the “pHarlo technology”) that utilizes a solution that enables copper sulfate, widely known for its bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets Close Call™, an anti-microbial oral hygiene breath drink that utilizes the pHarlo technology and has begun clinical testing of the technology in the poultry scalding process and in various seafood applications. The Company is continuing its clinical research in the oral care, food processing, skin care and pet products industries. As a result of the acquisition by the Company of certain assets of pHarlo Citrus Technologies, Inc. (“PCTI”), Indian River Labs, LLC (“IRL”), pHarlo Citrus Properties Partnership, LLLP (“PCPP”), and Coast to Coast Laboratories, LLC (“C2C”, and together with PCTI, PCPP and IRL, the “Selling Companies”) in July 2005 (see Note 7), the Company now owns the utility patent applications and provisional patent applications associated with the pHarlo technology in the Company’s field of use, and has entered into a new license agreement for the base patents associated with the pHarlo technology.

The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable.

2.    UNAUDITED INTERIM STATEMENTS

The accompanying condensed consolidated financial statements of the Company for the three and six month periods ended June 30, 2005 and 2004 are unaudited and reflect all adjustments of a normal and recurring nature to present fairly the consolidated financial position, results of operations and cash flows for the interim periods. These unaudited condensed, consolidated financial statements have been prepared by the Company pursuant to the instructions to Form SB-2. Pursuant to such instructions, certain financial information and footnote disclosures normally included in such financial statements have been condensed or omitted.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto, together with management’s discussion and analysis or plan of operations, contained in this prospectus. The results of operations for the three and six month periods ended June 30, 2005 are not necessarily indicative of the results that may occur for the year ending December 31, 2005.

The Company believes that cash on hand and cash flows from operations will provide sufficient working capital to meet its base business objectives. However, there may be circumstances that could accelerate the Company’s use of capital, including but not limited to, its ability to implement a profitable business model, accelerated business growth, expedited product development and expanded marketing campaigns that may require additional working capital beyond the Company’s existing capital resources. If this occurs, the Company, may from time to time, incur indebtedness or issue, in public or private transactions, equity or debt securities. There can be no assurance that suitable debt or equity financing will be available to the Company.

3.    SELECTED ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Development Stage Company:

The Company is a development stage company as defined in the Statements of Financial Accounting Standards (“SFAS”) No. 7. The Company is devoting substantially all of its present efforts to establish a new

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

business and with the exception of its brand Close Call™, which has not produced significant revenues, none of its planned principal operations have commenced as of June 30, 2005. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Stock Based Compensation:

As allowed by SFAS No. 123. “Accounting for Stock-Based Compensation” (amended by SFAS No. 148), the Company has elected to measure stock-based compensation expense using the intrinsic value method prescribed by Accounting Principles Board (“APB”) No. 25 and provide disclosure-only provisions of SFAS No. 123. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of the grant over the exercise price an employee or director must pay to acquire stock. If the Company had determined compensation expense based on the fair value using the Black-Scholes option pricing model at the grant dates consistent with SFAS Nos. 123 and 148, the pro forma effect on the Company’s net loss and net loss per common share would have been the following for the three and six month periods ended June 30, 2005 and 2004 and the period of inception, May 13, 1996 to June 30, 2005:

	Three Months Ended June 30,
	2005	2004
Net loss, as reported (See Note 5)	$(3,713,087)	$(1,762,514)
Add: Stock based compensation included in net loss, as reported		260,000
Less: Stock based compensation expense determined under the fair value method	(1,246,378)	(482,925)
Net loss, pro-forma	$(4,959,465)	$(1,985,439)

Basic and diluted loss per share, as reported	$(0.06)	$(0.11)

Basic and diluted loss per share, pro-forma	$(0.08)	$(0.12)

	Six Months Ended June 30,		Since Inception
	2005	2004
Net loss, as reported (See Note 5)	$(6,996,987)	$(2,020,081)	$(14,794,255)
Add: Stock based compensation included in net loss, as reported	484,000	260,000	1,415,935
Less: Stock based compensation expense determined under the fair value method	(3,523,428)	(511,737)	(6,425,178)

Net loss, pro-forma	$(10,036,415)	$(2,271,818)	$(19,803,498)

Basic and diluted loss per share, as reported	$(0.11)	$(0.13)	$(0.97)

Basic and diluted loss per share, pro-forma	$(0.16)	$(0.15)	$(1.30)

The following assumptions were applied in determining stock based compensation expense under the fair value method:

	2005	2004
Risk-free interest rate	2.10 - 3.44%	3.25%
Expected option term	2.5 - 5 years	2.5 - 3 years
Expected price volatility	140%	122%
Dividend yield	—	—

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Basic and Diluted Loss Per Common Share:

Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include common stock equivalents. The Company’s common stock equivalents currently include stock options, convertible debentures and warrants. Unexercised stock options and warrants to purchase common stock and debentures convertible into common stock as of June 30, 2005 are as follows:

Options	18,614,999
Warrants	7,847,350
Convertible Debentures	2,540,000

29,002,349

The foregoing common stock equivalents were excluded from the calculation of net loss per common share because the inclusion of any additional shares would be antidilutive.

Reclassifications:

Certain prior period amounts have been reclassified and restated (see Note 5) to conform to the 2005 presentation.

Recent Accounting Pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Accounting for Stock-Based Compensation (Revised).” SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

The Company currently utilizes the Black-Scholes option pricing model to measure the fair value of stock options granted to employees. While SFAS No. 123R permits entities to continue to use such a model, it also permits the use of a “lattice” model. The Company expects to continue using the Black-Scholes option pricing model upon adoption of SFAS No. 123R to measure the fair value of stock options.

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The adoption of this statement will have the effect of reducing net income and income per share as compared to what would be reported under the current requirements. These future amounts cannot be precisely estimated because they depend on, among other things, the number of options issued in the future, and accordingly, the Company has not determined the impact of adoption of this statement on its results of operations.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs-an amendment of ARB No. 43, Chapter 4”. SFAS No. 151 has been issued to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage), which requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Management of the Company does not believe the effects of SFAS No. 151 will have a material effect on the consolidated financial statements, as the Company has not incurred any inventory costs that meet the definition of “so abnormal.”

4.    STOCKHOLDERS’ EQUITY

In December 2004, the Company completed the private placement of 9,406,250 shares of its common stock with several accredited investors for an aggregate purchase price of $15,050,000 or $1.60 per share. The common shares related to this private placement were issued in 2005.

In February 2005, a secured promissory note holder exchanged his note in the amount of $49,950, plus interest and services rendered over the past two years, for 32,272 restricted common shares at $1.65, or $2.30 less than the market value of the stock on the date of the exchange. In connection with the exchange, the Company recognized approximately $74,000 of consulting fees during the six month period ended June 30, 2005.

During the six month period ended June 30, 2005, stockholders’ equity was also increased as a primary result of (i) the issuance of options for vendor services of approximately $2.5 million, (ii) employee stock-based compensation of approximately $484,000, (iii) the conversion of approximately $220,000 of convertible debentures and accrued interest into approximately 3,650,000 shares of common stock and (iv) the exercise of approximately 2.5 million options and warrants generating cash proceeds of approximately $167,000.

5.    RESTATEMENT OF CERTAIN TRANSACTIONS AS OF JUNE 30, 2004 AND FOR THE THREE AND SIX MONTH PERIODS THEN ENDED

In connection with the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2004, the Company recorded adjustments to account for certain 2004 transactions described below. These adjustments impact the 2004 net loss as previously reported in the Company’s Form 10-QSB for the quarterly period ended June 30, 2004, filed on August 16, 2004. Accordingly, the accompanying 2004 condensed consolidated statement of operations have been restated to give effect to these adjustments.

The adjustments included (1) a stock based compensation charge for “in the money” options issued to employees (2) the recognition of additional value allocated to warrants and an embedded conversion feature associated with the April 2004 convertible debentures (an increase of the debt discount) and the immediate amortization of such discount as a result of the Company’s violation of certain covenants of the April 2004 convertible debentures and (3) a compensation charge to reflect the market value of common stock issued to consultants for services rendered.

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Following is a reconciliation of 2004 net loss as previously reported in the Company’s Form 10-QSB for the quarterly period ended June 30, 2004, filed on August 16, 2004, to 2004 net loss as reported in the accompanying condensed consolidated statement of operations.

	Three months Ended June 30, 2004	Six months Ended June 30, 2004
Net loss, as previously reported	$425,014	$682,581
Stock-based compensation	260,000	260,000
Non cash interest related to April debentures	800,000	800,000
Stock issued for services	277,500	277,500

Net loss, per accompanying condensed consolidated statement of operations	$1,762,514	$2,020,081

Basic and diluted loss per share, as previously reported	$(0.03)	$(0.04)

Basic and diluted loss per share, per the accompanying condensed consolidated statement of operations	$(0.11)	$(0.13)

6.    OTHER ITEMS

(a)	Advances to PCTI, PCTI-related entities and others

During the six month period ended June 30, 2005, pursuant to a series of loan agreements, the Company loaned an additional $2,532,935 (including $136,000 paid to a vendor on behalf of PCTI). The loans bore an interest rate at 7% per annum (0% for the first six months) and had terms of 1 year. The loans represented cash advances against bonus payments due under the then contemplated acquisition (see Note 7) to the principals of the Selling Companies supported by the following promissory notes: January 9, 2005 note with Barry Cummins-$250,000; January 3, 2005 note with David Creasy-$100,000; March 1, 2005 note with David Creasy-$150,000; January 10, 2005 note with David Dickinson-$100,000 and March 4, 2005 note with David Dickinson-$150,000. In addition, three $100,000 loans and one $75,000 loan was advanced to PCPP as promissory notes on January 20, 2005, February 15, 2005, March 7, 2005 and March 31, 2005 each loan representing working capital to the pHarlo group of companies to build out and fund their manufacturing facilities and one $100,000 loan to C2C on March 3, 2005. On March 28, 2005 the Company advanced to David Creasy, one of the principals of IRL, $625,000 evidenced by a promissory note. The Company made the following advances in the form of promissory notes to PCPP as working capital until the acquisition was finalized: April 20, 2005-$100,000, May 19, 2005-$50,000, June 14, 2005-$50,000. Similarly, the Company made the following advances in the form of promissory notes to C2C as working capital until the acquisition was finalized: May 25, 2005-$25,000 and June 29, 2005-$15,000. In addition, the Company made the following advances in the form of promissory notes to PCTI as working capital until the acquisition was finalized: May 11, 2005-$62,114, May 27, 2005-$100,000, June 2, 2005-$20,000, June 14, 2005-$52,816, June 27, 2005-$52,005. On June 29, 2005 the Company advanced $20,000 to IRL in the form of promissory notes, as working capital until the acquisition was finalized. All of the above loans issued during the quarter ended June 30, 2005 were cancelled on July 15, 2005 upon the completion of the acquisition of certain assets of IRL, PCTI, PCPP and C2C, with the exception of the March 28, 2005 note with David Creasy in the amount of $625,000.

In February 2005 and April 2005, the Company advanced an aggregate of $620,000 and $320,000, respectively, towards the contemplated acquisition of an additional 73% of Biofilm Strategies Corporation (“Biofilm”). Through an April 27, 2005 stock purchase agreement, the Company currently owns a 27% interest

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

in Biofilm (See Note 6c). The parties continue to negotiate the terms of the acquisition. There can be no assurance that the acquisition will close. Should the acquisition not close, the Company will seek the repayment of the funds advanced.

(b)	Inventories

Inventories consisted of the following at June 30, 2005:

Raw Materials	$748,364
Work in Process	48,315
Finished Goods	304,450

$1,101,129

(c)	Investment in Equity Investee

On April 27, 2005, the Company purchased 359,000 shares of common stock (or 27%) of Biofilm Strategies Corporation for an aggregate purchase price of $718,000. The Company accounts for this investment under the equity method of accounting. Under the equity method of accounting, the investment is recorded at cost and adjusted by the Company’s share of undistributed earnings or losses.

(d)	Lease

On April 19, 2005, the Company entered into a five year lease effective May 1, 2005 to lease executive office space at Corporate Center, 39 Old Ridgebury Road-Suite 14, Danbury, CT 06817 at an annual base rent of $173,660, subject to modest annual increases thereafter. On May 1, 2005, the Company relocated to this address.

(e) Agreement Default

On April 30, 2005, the prospectuses relating to resales of the Company’s stock by holders of securities who purchased in the April 2004 and July 2004 private placements became stale. To date, the Company has not filed an amendment to the registration statements of which these prospectuses form a part. Because certain stockholders are not currently entitled to sell their shares pursuant to these registration statements, the Company is in default of its obligations under the Registration Rights Agreements entered into as part of the April 2004 and July 2004 private placements. As of June 30, 2005, the Company has accrued a $62,000 liability associated with this event. Damages and interest will continue to accrue until the default is cured. The Company filed an amendment to these registration statements on August 30, 2005 and will attempt to cause this amendment to be declared effective by the SEC as soon as reasonably practicable.

7.    SUBSEQUENT EVENTS

(a) Acquisition of pHarlo Assets:

In July 2005, the Company executed an Asset Purchase Agreement with PCTI, IRL, PCPP and C2C whereby the Company purchased all of the functional assets of the selling Companies that relate to the Company’s product lines and fields of use, including, but not limited to, utility patent applications, equipment, inventories and existing contracts. The purchase price of approximately $62.7 million includes (i) approximately 19 million shares of the Company’s common stock valued at approximately $57 million, (ii) an approximate $1.9 million 3.4% promissory note, (iii) approximately $1.4 million of cash and (iv) approximately $2.4 million of cancelled promissory notes issued to the Company by the Selling Companies and certain equity holders of the Selling Companies (see Note 6a).

TASKER CAPITAL CORP. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The Asset Purchase Agreement will be recorded as a purchase transaction in accordance with SFAS No. 141, “Business Combinations”. The total purchase price will be primarily allocated to patents and goodwill. The value of these intangible assets and their respective amortization periods have yet to be determined.

Following is an unaudited condensed combined balance sheet of the Selling Companies as of March 31, 2005 (the latest date practicable). It is not anticipated that the June 30, 2005 condensed combined balance sheet will be materially different from the March 31, 2005 condensed combined balance sheet:

Cash	$189,000
Other current assets	52,000

Total current assets	241,000

Property and equipment	528,000
License receivable	930,000

$1,699,000

Accounts payable and accrued liabilities	$89,000
Notes payable, current portion	937,000
Unearned license fee	1,000,000
Deferred revenue	385,000

Total current liabilities	2,411,000

Notes payable, less current portion	152,000
Common stock and members capital	1,501,000
Accumulated deficit	(2,365,000)

Capital deficiency	(864,000)

$1,699,000

(b) Subsequent common stock issuances:

Through August 15, 2005, the Company issued an additional 19.4 million common shares in connection with the following:

Acquisition of pHarlo assets	18,992,388
Debenture conversions	440,000
Warrants	10,000

19,442,388

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tasker Capital Corp.

We have audited the accompanying consolidated balance sheet of Tasker Capital Corp. and Subsidiary (a development stage company) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tasker Capital Corp. and Subsidiary (a development stage company) as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

March 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors of

Tasker Capital Corp.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Tasker Capital Corp. (a development stage company) as at December 31, 2003 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and for the period from inception, May 13, 1996, to December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and the results of its operations and its cash flows for the year ended December 31, 2003 and for the period from inception, May 13, 1996, to December 31, 2003, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morgan and Company

Vancouver, Canada

March 24, 2004

TASKER CAPITAL CORP. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$14,225,305
Notes receivable	575,961
Inventories	99,798
Prepaid expenses	442,332
Prepaid commissions	125,000
Prepaid royalties	1,000,000

Total current assets	16,468,396
Property and equipment, net	101,377
Deposit, net	17,232
License, net	179,862

$16,766,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible debentures	$436,980
Accounts payable	148,651
Accrued royalties	930,000
Other accrued liabilities	548,946

Total current liabilities	2,064,577

Notes payable—shareholders	458,652

Stockholders’ equity:
Common stock, $0.001 par value; authorized 300,000,000 shares; issued and outstanding 48,863,740	48,864
Additional paid-in capital	8,115,298
Common stock subscribed	13,876,745
Deficit accumulated during the development stage	(7,797,269)

Total stockholders’ equity	14,243,638

$16,766,867

The accompanying notes are an integral part of these consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,		INCEPTION May 13, 1996 TO December 31, 2004
	2004	2003
Revenues	$—	$—	$—

Expenses
Management expenses	836,895	106,261	1,090,558
Office related costs	79,239	44,527	179,891
Professional and Consulting fees	1,503,043	86,644	1,769,722
Stock Based Compensation	373,000		931,935
Product Development expenses	199,665		199,665
Marketing costs	245,992	73,839	329,549
Filing and Stock transfer fees	67,680	175,807	266,207
Depreciation and Amortization	28,848	13,638	42,486
Miscellaneous expenses	33,133		160,141

Total Expenses	3,367,495	500,716	4,970,155

Loss From Operations	(3,367,495)	(500,716)	(4,970,155)

Other Income (Expenses):
Interest expense	(2,729,890)	(113,252)	(2,865,491)
Other	25,770	6,888	38,377

Total Other Expense, net	(2,704,120)	(106,364)	(2,827,114)

Net Loss	$(6,071,615)	$(607,080)	$(7,797,269)

Net Loss Per Common Share, basic and diluted	$(0.26)	$(0.05)	$(0.65)

Weighted Average Common Shares Outstanding, basic and diluted	23,597,000	13,003,000	12,053,000

The accompanying notes are an integral part of these consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,		INCEPTION May 13, 1996 TO December 31, 2004
	2004	2003
Cash flows from operating activities:
Net loss	$(6,071,615)	$(607,080)	$(7,797,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,848	13,638	42,486
Noncash interest	2,661,210	78,636	2,747,195
Stock based compensation	373,000		931,935
Common stock, warrants and options for services	685,514		685,514
Changes in operating assets and liabilities:
Inventories	(99,798)		(99,798)
Prepaid expenses	(382,191)	(60,140)	(442,332)
Prepaid commissions	(125,000)		(125,000)
Prepaid royalties	65,000	(5,000)
Accounts payable	62,755	54,223	272,073
Accrued royalties	(70,000)		(70,000)
Other accrued liabilities	548,945		548,946
Due to related parties	(55,000)	55,000

Net cash used in operating activities	(2,378,332)	(470,723)	(3,306,250)

Cash flows from investing activities:
Purchases of property and equipment	(112,074)	(2,819)	(114,893)
Advances to pHarlo pursuant to notes	(400,000)	(127,265)	(592,265)
Purchase of license			(160,000)
Payments for deposits and other	(18,220)	(2,750)	(23,720)

Net cash used in investing activities	(530,294)	(132,834)	(890,878)

Cash flows from financing activities:
Proceeds from private placements, net	13,867,370	545,215	14,615,337
Proceeds from convertible debentures, net	2,065,532		2,065,532
Proceeds from other notes payable			524,850
Exercise of warrants	1,167,550		1,167,550
Other			49,164

Net cash provided by financing activities	17,100,452	545,215	18,422,433

Net increase (decrease) in cash and cash equivalents	14,191,826	(58,342)	14,225,305
Cash and cash equivalents, beginning of period	33,479	91,821

Cash and cash equivalents, end of period	$14,225,305	$33,479	$14,225,305

Supplemental disclosures of cash flow information:
Interest paid	$27,242	$—	$—

Supplemental disclosures of noncash investing and financing activities:
Conversion of debt and accrued interest into common stock	$2,016,367	$172,586	$2,188,953

Warrants issued and embedded conversion feature associated with debt financing	$2,184,600	$—	$2,184,600

Warrants issued for license	$—	$—	$42,344

The accompanying notes are an integral part of these consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	COMMON STOCK			ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	COMMON STOCK SUBSCRIBED	DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	TOTAL
	NUMBER OF SHARES	AMOUNT	ADDITIONAL PAID-IN CAPITAL
Issuance of common stock	10	$—	$1	$—	$—	$—	$1
Net loss						(14,237)	(14,237)

Balance, December 31, 1996	10		1			(14,237)	(14,236)
Issuance of common stock	17,500,000	17,500	168,407				185,907
Translation adjustment				(743)			(743)
Net loss						(143,437)	(143,437)

Balance, December 31, 1997	17,500,010	17,500	168,408	(743)		(157,674)	27,491
Cancellation of common stock	(7,500,000)	(7,500)	7,500				—
Translation adjustment				(579)			(579)
Net loss						(45,387)	(45,387)

Balance, December 31, 1998	10,000,010	10,000	175,908	(1,322)		(203,061)	(18,475)
Issuance of common stock	1,000,000	1,000	15,844				16,844
Reverse merger transaction	262,000	262	(262)			(295)	(295)
Translation adjustment				(1,116)			(1,116)
Net loss						(34,518)	(34,518)

Balance, December 31, 1999	11,262,010	11,262	191,490	(2,438)		(237,874)	(37,560)
Translation adjustment				2,230			2,230
Net loss						(60,388)	(60,388)

Balance, December 31, 2000	11,262,010	11,262	191,490	(208)		(298,262)	(95,718)
Translation adjustment				7,236			7,236
Net loss						(59,060)	(59,060)

Balance, December 31, 2001	11,262,010	11,262	191,490	7,028		(357,322)	(147,542)
Issuance of common stock	524,850	525	210,193				210,718
Warrants issued for license			42,344				42,344
Warrants issued for services			558,935				558,935
Warrants issued			13,956				13,956
Translation adjustment				(7,028)			(7,028)
Net loss						(761,252)	(761,252)

Balance, December 31, 2002	11,786,860	11,787	1,016,918			(1,118,574)	(89,869)
Issuance of common stock	660,000	660	164,340				165,000
Issuance of common stock	1,408,940	1,409	350,826				352,235
Shares issued for debt	655,000	655	171,931				172,586
Share subscriptions					27,980		27,980
Net loss						(607,080)	(607,080)

Balance, December 31, 2003	14,510,800	14,511	1,704,015		27,980	(1,725,654)	20,852
Private placement, net of costs					13,867,370		13,867,370
Warrants and embedded conversion option associated with debentures			2,184,600				2,184,600
Debentures and accrued interest converted to common stock	18,161,937	18,162	1,998,205				2,016,367
Exercise of warrants	14,491,003	14,491	1,153,059				1,167,550
Stock based compensation			373,000				373,000
Common stock, warrants and options issued for services	1,700,000	1,700	702,419		(18,605)		685,514
Net loss						(6,071,615)	(6,071,615)

Balance, December 31, 2004	48,863,740	$48,864	$8,115,298	$—	$13,876,745	$(7,797,269)	$14,243,638

The accompanying notes are an integral part of these consolidated financial statements.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    NATURE OF OPERATIONS

Tasker Capital Corp. (“Tasker”) and Subsidiary (“the Company”) has entered into an exclusive license agreement with a privately-held development company, pHarlo Citrus Technologies, Inc. (“pHarlo”), to manufacture, distribute and market products using a licensed and patented process that utilizes a solution that enables copper sulfate, widely known for its bacteriostatic properties, to remain active throughout a wide range of pH values. The Company is continuing its clinical research and development of future products in the oral care, food processing, skin care and pet products industries.

Presently the Company markets CloseCall™, an anti-microbial oral hygiene breath drink. The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In December 2004, the Company received additional financing (see Note 3). The Company began shipping CloseCall™ in February 2005 to the New England market.

2.    SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

In March 1999, Tasker, organized as a Nevada corporation in February 1999, and Tanuta Ventures Corp., (“Tanuta”), incorporated under the laws of the Province of British Columbia, Canada in May 1996, entered into a share exchange agreement whereby Tasker agreed to purchase all of the 11,000,010 outstanding common shares of Tanuta in exchange for 11,000,010 common shares of Tasker. Since the former shareholders of Tanuta controlled Tasker after the transaction, the merger was accounted for as reverse acquisition under which, for accounting purposes, Tanuta was deemed the accounting acquirer and Tasker was deemed to be the acquired entity. Under these accounting principles, the post-merger company financial statements represented Tanuta on a historical basis consolidated with the results of operations of Tasker from the March 1999 effective date of the merger.

Principles of consolidation:

The consolidated financial statements include the accounts of Tanuta from May 13, 1996 (date of Tanuta’s inception) to December 31, 2004. The consolidated financial statements also include the accounts of Tasker from March 31, 1999 (the effective date of the reverse merger) to December 31, 2004. All significant intercompany balances and transactions have been eliminated in consolidation.

Development Stage Company:

The Company is a development stage company as defined in the Statements of Financial Accounting Standards (“SFAS”) No. 7. The Company is devoting substantially all of its present efforts to establish a new business and with the exceptions of its brand CloseCall™, none of its planned principal operations have commenced as of December 31, 2004. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair Value of Financial instruments:

The fair values of the Company’s asset and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, approximate their carrying amounts presented in the accompanying consolidated balance sheet at December 31, 2004.

Cash and cash equivalents:

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash primarily in one financial institution which, at times, exceeds Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Company has not incurred any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Inventories:

Inventories, consisting primarily of packaging supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Property and Equipment:

Property and equipment has been recorded at cost, net of accumulated depreciation. Improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred. Depreciation is determined using the straight-line method over estimated lives of five years.

At December 31, 2004, property and equipment consisted of vehicles and office equipment aggregating approximately $73,000 and $39,000, respectively. Accumulated depreciation at December 31, 2004 was approximately $11,000 in aggregate.

Income Taxes:

The Company complies with SFAS No. 109 “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Based Compensation:

As allowed by SFAS No. 123. “Accounting for Stock-Based Compensation” (amended by SFAS No. 148), the Company has elected to measure stock-based compensation expense using the intrinsic value method prescribed by Accounting Principals Board (“APB”) No. 25 and provide disclosure-only provisions of SFAS No. 123. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of the grant over the exercise price an employee or director must pay to acquire stock. If the Company had determined compensation expense based on the fair value using the Black-Scholes option pricing model at the grant dates consistent with SFAS Nos. 123 and 148, the pro forma effect on the Company’s net loss and net loss per common share would have been the following for the years ended December 31, 2004 and 2003 and the period of inception, May 13, 1996 to December 31, 2004:

	2004	2003	Since Inception
Net loss, as reported	$(6,071,615)	$(607,080)	$(7,797,269)
Add: Stock based compensation included in net loss, as reported	373,000		931,935
Less: Stock based compensation expense determined under the fair value method	(2,670,799)	(115,702)	(2,901,750)

Net loss, pro-forma	$(8,369,414)	$(722,782)	$(9,767,084)

Basic and diluted loss per share, as reported	$(0.26)	$(0.05)	$(0.65)

Basic and diluted loss per share, pro-forma	$(0.35)	$(0.06)	$(0.81)

The following assumptions were applied in determining stock based compensation expense under the fair value method:

	2004	2003
Risk-free interest rate	2.10 –3.18%	3.25%
Expected option term	2.5-3 years	2.5 -3 years
Expected price volatility	197%	122%
Dividend yield	—	—

Foreign Currency Translation:

The Company’s functional currency is the U.S. dollar. For the Company’s foreign subsidiary whose function currency is the local foreign currency, balance sheet accounts were translated at exchange rates in effect at the end of a year and statement of operations and cash flow accounts were translated at average exchange rates. Resulting translation adjustments were included in “Accumulated other comprehensive income (loss)”.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Basic and Diluted Loss Per Common Share:

Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include common stock equivalents. The Company’s common stock equivalents currently include stock options, convertible debentures and warrants. Unexercised stock options and warrants to purchase common stock and debentures convertible into common stock as of December 31, 2004 and 2003 are as follows:

	December 31, 2004	December 31, 2003
Options	15,650,000	2,400,000
Warrants	10,217,847	4,284,850
Convertible Debentures	6,189,900

	32,057,747	6,684,850

The foregoing common stock equivalents were excluded from the calculation of net loss per common share since their inclusion would be antidilutive.

Impairment of Long-Lived Assets:

The Company periodically reviews long-lived assets, including identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Reclassifications:

Certain prior period amounts have been reclassified to conform to the 2004 presentation.

Recent Accounting Pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Accounting for Stock-Based Compensation (Revised).” SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

The Company currently utilizes the Black-Scholes option pricing model to measure the fair value of stock options granted to employees. While SFAS No. 123R permits entities to continue to use such a model, it also permits the use of a “lattice” model. The Company expects to continue using the Black-Scholes option pricing model upon adoption of SFAS No. 123R to measure the fair value of stock options.

The adoption of this statement will have the effect of reducing net income and income per share as compared to what would be reported under the current requirements. These future amounts cannot be precisely estimated because they depend on, among other things, the number of options issued in the future, and accordingly, the Company has not determined the impact of adoption of this statement on its results of operations.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs-an amendment of ARB No. 43, Chapter 4”. SFAS No. 151 has been issued to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage), which requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Management of the Company does not believe the effects of SFAS No. 151 will have a material effect on the consolidated financial statements, as the Company has not incurred any inventory costs that meet the definition of “so abnormal.”

3.    STOCKHOLDERS’ EQUITY:

Reverse merger transaction and prior:

The consolidated statements of stockholders’ equity have been presented to reflect the number of shares received by the stockholders of Tanuta in the business combination (see Note 2—Basis of Presentation). The 262,000 shares issued in connection with the reverse merger transaction represent the outstanding shares of Tasker prior to the effectuation of the reverse merger transaction.

The historical stockholders’ equity of Tanuta (the accounting acquirer) consisted of approximately 10 common shares (after giving effect to a 10 for 1 stock split) of no par value common stock issued to incorporators. Prior to the March 1999 reverse merger transaction, Tanuta issued 11 million common shares (after giving effect to a 10 for 1 stock split), net of cancellations, in private placements that raised approximately $203,000.

Post reverse merger transaction through December 31, 2004:

In November 2002, the Company closed a private equity financing in which the Company raised approximately $525,000 from several investors. In connection with the private placement, the Company issued 524,850 shares of the Company’s common stock and conditional secured promissory notes (see Note 6). Additionally, the Company issued warrants to purchase 524,850 shares of the Company’s common stock at a price of $2.00 per share up to November 2007. The fair value attributed to the common stock and warrants was approximately $211,000 and $14,000, respectively.

Also during the year ended December 31, 2002, the Company issued warrants (i) to purchase 300,000 shares of the Company’s common stock for a license and (ii) to purchase 3,460,000 shares of the Company’s common stock for services. The values ascribed to these warrants were approximately $42,000 and $559,000, respectively.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June 2003, the Company closed a private equity financing in which the Company raised an aggregate of $165,000 from several investors in exchange for 660,000 shares of the Company’s common stock.

In July 2003, the Company closed a private equity financing in which the Company raised an aggregate of $352,235 from several investors in exchange for 1,408,940 shares of the Company’s common stock.

During the year ended December 31, 2003, the Company issued 655,000 shares of the Company’s common stock in full satisfaction of certain debts totaling $172,586.

In December 2004, the Company completed the private placement of 9,406,250 shares of its common stock with several accredited investors for an aggregate purchase price of $15,050,000 or $1.60 per share. Emerging Growth Equities LTD. acted as placement agent and received a cash payment of 6 % and a warrant to purchase 562,500 shares exercisable at $2.00 per common share, exercisable for three years. Since the common shares related to this private placement were not issued until 2005, the Company has classified the proceeds of this offering of approximately $13.9 million, net of amounts paid to the placement agent and other closing costs aggregating approximately $1.1 million, as common stock subscribed.

During the year ended December 31, 2004, stockholders’ equity was also increased as a primary result of (i) the allocation of value to the approximate 19.5 million warrants and embedded conversion features associated with the issuance of convertible debentures (see Note 6), (ii) the conversion of approximately $2 million of debentures into approximately 18.2 million shares of common stock (see Note 6), (iii) the exercise of approximately 14.5 million warrants generating cash proceeds of approximately $1.2 million, (iv) stock based compensation of approximately $373,000 and (vi) the issuance of common stock, warrants and options for services of approximately $685,000.

4.    LICENSE

The Company has entered into exclusive license agreements with pHarlo to sell, develop, market and distribute consumer oral hygiene products, food processing, pet hygiene products and skin care products using pHarlo’s patented pHarlo technology. Pursuant to the license agreements, the Company has agreed to make royalty payments based on 1.5% of product sales and has issued warrants to purchase up to 300,000 common shares. Under the terms of the license agreement, the Company is required to prepay $1,000,000 in royalty payments. This license agreement was expanded on September 16, 2004 to reflect the addition of minimum annual payments of $300,000 beginning in two years (adjusted annually). Commencing July 1, 2003, an interest payment of 7% per annum on the unpaid balance of the prepaid royalty balance is due. The term of the agreement extends to the life of the patent.

Costs to secure the license totaling $202,344 are being amortized over the eighteen year term of the license on a straight-line basis. At December 31, 2004, the carrying amount of the license is approximately $180,000, net of approximately $22,000 of accumulated amortization. Amortization expense for the years ended December 31, 2004 and 2003 and the period of inception, May 13, 1996, to December 31, 2004 was approximately $11,000, $11,000 and $22,000, respectively. Estimated annual amortization expense for each of the succeeding five years is approximately $11,000.

On September 20, 2004, the Company entered into an Exclusive Field of Use License Agreement with Pharlo Citrus Technologies to market and distributes products used as post harvesting aids for the poultry industry. Under the terms of this agreement the Company secured the rights to the United States and Canadian markets and has agreed to pay a 5.0 % royalty, beginning in two years on all sales, subject to a minimum annual payment of $3,750,000 (adjusted annually). The term of the agreement extends to the life of the patent.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.    NOTES RECEIVABLE

During 2002, the Company agreed to loan, pursuant to a Loan Agreement, up to $200,000, with an interest rate at 7% per annum to finance a production facility to produce the licensed products, with principal and interest on the notes evidencing the loan to be repaid in equal monthly installments commencing July 1, 2003, with the last payment due October 1, 2012.

During 2004, pursuant to a series of additional loan agreements, the Company loaned an additional $400,000. The loans bear an interest rate at 7% per annum (0% for the first six months) and have terms of 1 year.

6.    CONVERTIBLE DEBENTURES AND NOTES PAYABLE

Convertible Debentures:

In April 2004, the Company entered into a Securities Purchase Agreement with several investors by which the Company issued and sold (i) $800,000 of convertible debentures (“the April 2004 Debentures”); (ii) warrants to purchase 8,000,000 shares of common stock at $0.10 per share and (iii) warrants to purchase 8,000,000 shares of common stock at $0.20 per share. The warrants expire in five years from the date of issuance. In September 2004, the exercise price of all the warrants issued in connection with the April 2004 Debentures was modified to $0.05 per share. As of December 31, 2004, 11,384,503 of these warrants were exercised. The April 2004 Debentures are due on the third anniversary of the issuance, bear interest at 7% per annum and are convertible into shares of common stock at a price of $0.05 per share, including interest, for an aggregate of at least 16,000,000 common shares.

In July 2004, the Company entered into another Securities Purchase Agreement with several investors under which the Company issued and sold in a private placement (i) $1,647,674 of convertible debentures, at a discount of $263,074, for a net amount of $1,384,600 (“the July 2004 Debentures”) and (ii) warrants to purchase 3,461,500 shares of common stock at a price of $0.20 per share. In September 2004, the exercise price of all the warrants issued in connection with the July 2004 Debentures was modified to $0.05 per share. As of December 31, 2004, 3,106,500 of these warrants were exercised. The July 2004 Debentures are due on the second anniversary of the issue date and are convertible into share of common stock at a price of $0.20 per share for an aggregate of 8,238,370 common shares.

Included in the other accrued liabilities at December 31, 2004 is approximately $70,000 of interest and fees associated with the April and July 2004 Debentures.

The following tables summarize 2004 conversion activity and principal outstanding at December 31, 2004 (all of which is classified in current liabilities as a result of the Company being in violation of certain covenants):

	the April 2004 Debentures	the July 2004 Debentures	total
Principal amount	$800,000	$1,647,674	$2,447,674
Conversions (excludes accrued interest of $5,673)	(533,000)	(1,477,694)	(2,010,694)

Principal outstanding at December 31, 2004	$267,000	$169,980	$436,980

Common shares resulting from conversion of principal	10,660,000	7,388,470	18,048,470
Common shares resulting from conversion of interest	113,467		113,467

	10,773,467	7,388,470	18,161,937

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company determined the initial carrying value of the April 2004 Debentures and the July 2004 Debentures (together, “the Convertible Debentures”) by a two-step allocation process: first to the associated warrants and second, to an embedded conversion option. First, the Company allocated the proceeds from the sale of the of the Convertible Debentures between the Convertible Debentures and the warrants based upon their relative fair values, which resulted in recording a discount on the Convertible Debentures. The value of the warrants was computed using the Black-Scholes option pricing model. Second, in accordance with Emerging Issues Task Force No. 00-27, “Application of Issue 98-5 to Certain Convertible Instruments”, after allocating the Convertible Debenture proceeds as described above, the Company calculated the embedded conversion price and used it to measure the intrinsic value of the embedded conversion option. Since the conversion prices were less than the fair values of the Company’s stock at the closing dates, an embedded conversion option was recorded as additional paid in capital.

As a result of the Company’s allocations above, the entire principal amounts of the Convertible Debentures have allocated to the warrants and embedded conversion options. This amount was to be amortized as additional (non cash) interest expense with a corresponding increase to the Convertible Debentures over the live of the respective notes using the effective interest method until such notes are repaid or converted to common stock. However, as a result of being in violation of certain covenants of the Convertible Debentures, the entire amount was amortized during the year ended December 31, 2004.

Note Payable:

During the year ended December 31, 2002, the Company completed a private placement offering for cash proceeds of $524,850. The Company issued 524,850 shares of common stock, issued share purchase warrants to purchase 524,850 shares of common stock at a price of $2.00 per share up to November 26, 2007, and issued 5% promissory notes, with a face value of $524,325, to the investors repayable with accrued interest no later than November 26, 2007.

Notes payable, with interest at 5%, fair value	$524,325
Less: Discount to record note at fair value	(224,149)

300,176
Amortization of discount to December 31, 2004	158,476

$458,652

The fair value attributed to the notes is based upon the fair value of the underlying financial instruments.

The discount resulting from recording the notes at fair value will be amortized on the interest rate method over a term of five years, subject to early repayment of principal from the net proceeds of the television commercial.

The principal balance of the promissory note was originally to be repaid from 50% of the net revenues of the Company’s television commercial commencing 30 days after the initial airing of the commercial, and extending for a six month period from that date. The television commercial was completed in 2003. No net revenue was generated from the commercial and no principal payments were made.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7.    INCOME TAXES

A reconciliation of income tax expense to the benefit computed at the statutory rate of 34% for the years ended December 31, 2004 and 2003 is approximately as follows:

	2004	2003
Benefit at statutory rate	$(2,064,000)	$(206,000)
Noncash interest on Convertible Debentures	832,000
Stock based compensation	188,000
Other	(100,000)
Losses for which no benefit is recorded	1,144,000	206,000

	$—	$—

Significant components of the Company’s deferred income tax assets at December 31, 2004 are approximately as follows:

Net operating losses	$1,674,000
Stock based compensation	188,000
Valuation allowance	(1,862,000)

$—

As of December 31, 2004, the Company has a U.S. Federal net operating loss carryforward of approximately $4.2 million which will expire commencing 2019 through 2024, if not utilized. Under Internal Revenue Code Section 382, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. The amount of such limitation, if any, has not been determined.

Management of the Company has decided to fully reserve for its deferred tax asset, as it is more likely than not that the Company will not be able to utilize these deferred tax assets against future income, coupled with the possible limitations of the net operating losses due to various changes in ownership over the past year.

8.    WARRANTS AND STOCK OPTIONS

Warrants:

During the year ended December 31, 2004, the Company issued (i) 19,461,500 warrants in connection with the Convertible Debentures (see Note 6), (ii) 562,500 warrants to the placement agent in connection with the Company’s December 2004 private placement (see Note 3) and (iii) 400,000 warrants issued to a consultant for services rendered. Of the 19,461,500 warrants issued in connection with the Convertible Debentures, 14,491,003 warrants were exercised during 2004 generating proceeds of approximately $1.2 million to the Company.

During the year ended December 31, 2002, the Company issued (i) 524,850 warrants in connection with notes payable (see Note 6), (ii) 300,000 warrants to pHarlo in connection with its license agreement (see Note 4) and (iii) 3,460,000 warrants to consultants for services rendered.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the Company’s warrant activity:

	Number of shares	Exercise price per share	Weighted average exercise price per share
Outstanding, January 1, 2002	-0-	$—	$—
Granted	4,284,850	$0.25 – $2.00	$0.46

Outstanding, December 31, 2002	4,284,850	$0.25 – $2.00	$0.46
Granted	-0-	$-0-	$-0-

Outstanding, December 31, 2003	4,284,850	$0.25 – $2.00	$0.46
Granted	20,424,000	$0.10 – $2.00	$0.22
Exercised	(14,491,003)	$0.05 – $0.25	$0.08

Outstanding, December 31, 2004	10,217,847	$0.05 – $2.00	$0.37

As of December 31, 2004, the weighted average contractual life of warrants is approximately 2.7 years.

Stock Options:

Stock options issued are as follows:

	Number of shares	Exercise price per share	Weighted average exercise price per share
Outstanding, January 1, 2002	-0-	$—	$—
Granted	1,500,000	$0.25	$0.25

Outstanding, December 31, 2002	1,500,000	$0.25	$0.25
Granted	900,000	$0.25	$0.25

Outstanding, December 31, 2003	2,400,000	$0.25	$0.25
Granted	13,250,000	$0.25 – $2.05	$0.58

Outstanding, December 31, 2004	15,650,000	$0.25 – $2.05	$0.53

Options exercisable at December 31, 2003	2,400,000	$0.25	$0.25

Options exercisable at December 31, 2004	9,244,438	$0.25 – $2.05	$0.37

Through December 31, 2004, no options have been exercised, forfeited or expired.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes additional information about stock options outstanding at December 31, 2004:

	Options Outstanding
Exercise Prices	Number Outstanding at December 31, 2004	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price
$ 0.25 – 0.67	12,700,000	9.25	$0.28
$ 1.45 – 2.05	2,950,000	9.90	$1.60
	15,650,000

	Options Exercisable
Exercise Prices	Number Exercisable at December 31, 2004	Weighted-Average Exercise Price
$ 0.25 – 0.67	8,594,440	$0.27
$ 1.45 – 2.05	649,998	$1.68
	9,244,438

9.    COMMITMENTS AND CONTINGENCIES

In connection with the license agreement discussed in Note 4, in 2002, the Company entered into a production agreement with Indian River Labs, LLC (“Indian River”), a privately-held manufacturing corporation affiliated with pHarlo whereby Indian River will manufacture and sell to the Company concentrates for the products licensed by pHarlo during the term of the license agreement at agreed upon volumes and prices. Under the terms of the agreement, the Company must minimum purchases totaling approximately $600,000 per year over the term of the agreement. The agreement continues until the termination of pHarlo Citrus’ patent to the licensed technology.

On December 7, 2004, the Company entered into an agreement to purchase exclusive rights of first refusal to applications of the pHarlo technology from Richard J. Kirby, a developer who had previous purchased the rights on July 19, 2002. Under the terms of the consulting agreement, Mr. Kirby assigned and granted all his rights, titles and interests in his license agreements with pHarlo to Tasker for which Tasker agree to pay Mr. Kirby one half of one percent (0.5%) of net revenues, generated from products using the pHarlo technology, in an amount not to exceed $400,000 in any one calendar year. The agreement continues until the termination of or expiration of pHarlo Citrus’ patent to the licensed technology.

The Company has entered into other miscellaneous consulting agreements for human resources, investor relations and other services. These agreements vary from month-to-month terms to two years in length. Future cash payments under these miscellaneous agreements are expected to be approximately $204,000 per year in aggregate.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.    EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with certain of its executives, which provide for annual compensation plus, in most cases, stock options, participation in future benefit programs and other benefits. Approximate future minimum annual compensation under these employment agreements, including agreements executed in 2005, is as follows:

Year ending December 31,

2005	$1,020,000
2006	1,020,000
2007	969,000

11.    RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003 and the period of inception, May 13, 1996, to December 31, 2004, the Company engaged in the following related party transactions:

	2004	2003	Since Inception
Remuneration paid and payable to a director	$—	$39,040	$62,550
Management fees paid to directors	$—	$—	$123,892
Rent reimbursed to a director	$—	$30,000	$45,343

12.    SUBSEQUENT EVENTS

Letter of Intent:

The Company has entered into a letter of intent to purchase certain assets, including utility patents, of pHarlo, pHarlo’s manufacturing affiliate, Indian River Labs, and pHarlo’s marketing subsidiary, Coast-to-Coast Labs, LLC for approximately $2.2 million in cash and options to purchase approximately 19.7 million shares of the Company’s common stock at an exercise price of $0.25. The base patents would be assigned to a new entity in which Tasker would own 20% of the equity. This 20% equity stake would be issued to Tasker as a component of the transaction with pHarlo and Indian River Labs. Under the terms of the letter of intent, the Company would have all rights to the product ranges of pre-harvest and post-harvest food processing, oral care, skin care, pet products, hangover remedy, alcohol abatement and water treatment and, a right of first refusal to all new products outside of the foregoing product ranges developed by the new company holding the base patents.

The completion of the transaction is subject to approval by the Company’s Board of Directors, completion of satisfactory due diligence by Tasker and the negotiation of definitive transaction documents. No assurances can be made that the contemplated transaction with pHarlo and affiliates will be consummated.

Employment agreements:

In January 2005, the Company entered into a three year employment agreement with Robert Appleby to serve as the Company’s Chief Executive Officer. Under the terms of this agreement Mr. Appleby will (a) earn a base salary of $25,000 per month, modified annually, and increased to $27,083 per month after certain Company growth objectives are met, and (b) receive a bonus determined by five percent (5%) of the Company’s annual operating earnings, and (c) be eligible to participate in the Company’s Management Incentive Program, and (d) was granted in August 2004, a non-qualified stock option to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share, subject to certain vesting provisions, and (e) and other benefits.

TASKER CAPITAL CORP. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In January 2005, the Company entered into a three year employment agreement with James Burns to serve as the Company’s Chief Operating Officer. Under the terms of this agreement Mr. Burns will (a) earn a base salary of $25,000 per month, modified annually, and increased to $27,083 per month after certain Company growth objectives are met, and (b) receive a bonus determined by five percent (5%) of the Company’s annual operating earnings, and (c) be eligible to participate in the Company’s Management Incentive Program, and (d) was granted in August 2004, a non-qualified stock option to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share, subject to certain vesting provisions, and (e) and other benefits.

Common stock issuances:

Through March 31, 2005, the Company issued an additional 12.3 million common shares in connection with the following:

December 2004 private placement	9,406,250
Debenture conversions	249,900
Warrant exercises	2,237,272
Option exercises	400,000

12,293,422

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the Nevada Revised Statutes that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer, except under certain situations defined by statute.

Our By-Laws provide that we will indemnify, to the full extent and in the manner permitted under the Nevada Revised Statutes, or any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of our Company or served any other enterprise as a director or officer at the request of our Company.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS.

SEC registration fee	$6,767.00
Legal fees and expenses	50,000.00
Accountants	10,000.00

Total	$66,767.00

All expenses listed above, other than the SEC registration fee, are estimates.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

In connection with our purchase of assets on July 15, 2005 from IRL, PCTI, PCPP and C2C (together with IRL, PCTI and PCPP, the “Selling Companies”) we issued 18,792,388 shares of our common stock to the Selling Companies (the “Consideration Shares”) and were obligated to issue an additional 200,000 shares of our common stock (the “Additional Shares”) to a third party designated by PCTI in connection with certain claims against the assets of PCTI. The Additional Shares were issued to White Sales and Marketing Inc. (“WSMI”) on July 21, 2005 pursuant to a Settlement and Registration Rights Agreement dated the same date (the “Settlement Agreement”). The Consideration Shares and the Additional Shares were issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by reason of Section 4(2) and/or Regulation D of the Securities Act. Pursuant to the terms of the Purchase Agreement and the Settlement Agreement, the Company was able to rely upon the representations and warranties provided by the Sellers and WSMI contained therein in connection with the issuance of the Consideration Shares and the Additional Shares without registration.

On December 29, 2004 the Company closed a transaction pursuant to a securities Purchase Agreement dated as of December 23, 2004 with several accredited investors pursuant to which those accredited investors purchased 9,406,250 shares of the Company’s common stock for an aggregate purchase price of $15,050,000. Emerging Growth Equities LTD. as placement agent received a cash payment of 6 % and a warrant to purchase 562,500 shares exercisable at $2.00 per common share. The warrant is exercisable for three years. The aforementioned securities were issued by the Company pursuant to Rule 506 of regulation D as promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act. A Form S-2/A was filed with the Securities and Exchange Commission on February 10, 2005 (file number 333-122383) to register these shares.

On December 27, 2004 the Company entered into an agreement with Avanti HR Placement & Consulting, Inc. to provide various human resource functions, including the recruitment of personnel and development of policies and procedures. Under the terms of the agreement, the Company shall pay a minimum of $2,000 per month. The Company also issued 50,000 stock options vesting over 2 years at an exercise price of $2.01. The agreement terminates on November 30, 2006. These securities were issued in a transaction exempt from registration by reason of Section 4(2) of the Securities Act.

In July 2004, the Company completed a private placement of $1,647,674 worth of convertible debentures, which were convertible into 8,238,370 common shares at $0.20 per share, and warrants to purchase 3,461,500 of its common shares at $0.25 per share (subsequently modified to $0.05 per share), which expire five years from the date of issuance. These securities were issued to accredited investors pursuant to Rule 506 of regulation D as promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

In April 2004, the Company sold $800,000 of 7% convertible debentures, convertible into common shares at $0.05 per share; warrants to purchase 8,000,000 shares at $0.10 per share (subsequently modified to $0.05 per share), which expire five years from the date of issuance; and 8,000,0000 shares of common stock at $0.20 per share (subsequently modified to $0.05 per share). These securities were issued to accredited investors pursuant to Rule 506 of regulation D as promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

On January 20, 2004 the prior management of the Company entered into a Consulting agreement with Stuart McPherson to provide advisory services with respect to conducting market research in Canadian markets in connection with the marketing and sale of the Company’s products. Under the terms of the agreement, the Company issued Mr. McPherson 1,150,000 shares of the Company’s common stock. The agreement terminated on September 30, 2004. These securities were issued in a transaction exempt from registration by reason of Section 4(2) of the Securities Act.

On January 10, 2004 the prior management of the Company entered into a Consulting agreement with Thomas Brazil to provide advisory services with respect to global strategic planning in connection with the marketing and sale of the Company’s products. Under the terms of the agreement, the Company issued Mr. Brazil 250,000 shares of the Company’s common stock. These securities were issued in a transaction exempt from registration by reason of Section 4(2) of the Securities Act.

On September 15, 2003, the Company issued to an accredited investor 155,000 shares of the Company’s common stock in consideration for the cancellation of an aggregate amount of debt that was due and owing of $123,105. The aforementioned securities were issued by the Company pursuant to Rule 506 of regulation D as promulgated under the Securities Act.

In July 2003, the Company issued to several accredited investors 1,383,940 shares of the Company’s common stock for an aggregate purchase price of $352,235. The aforementioned securities were issued by the Company pursuant to Rule 506 of regulation D as promulgated under the Securities Act.

In June 2003, the Company issued to several accredited investors 660,000 shares of the Company’s common stock for an aggregate purchase price of $165,000. The aforementioned securities were issued by the Company pursuant to Rule 506 of regulation D as promulgated under the Securities Act.

On February 25, 2003, the Company issued to several accredited investors 500,000 shares of the Company’s common stock in consideration for the cancellation of an aggregate amount of debt of $131,039. The aforementioned securities were issued by the Company pursuant to Rule 506 of regulation D as promulgated under the Securities Act.

In November 2002, the Company issued to several accredited investors 349,859 shares of the Company’s common stock and warrants to purchase an additional 359,850 shares at an exercise price of $2.00 per share for an aggregate purchase price of $439,850. In a subsequent closing in December 2002, the Company issued to a previous investor in the November issuance, an additional 125,000 shares of the Company’s common stock and warrants to purchase an additional 125,000 shares at an exercise price of $2.00 per share for an aggregate purchase price of $125,000. The aforementioned securities were issued by the Company pursuant to Rule 506 of regulation D as promulgated under the Securities Act.

ITEM 27.	EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement by and among Tasker Capital Corp. and Tasker Products IP Holdings Corp. (as “Buyers”) and Indian River Labs, L.L.C., pHarlo Citrus Technologies, Inc., pHarlo Citrus Properties Partnership, LLLP and Coast to Coast Laboratories, LLC (as “Sellers”) dated July 15, 2005 (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on July 21, 2005)

3.1	Articles of Incorporation of Tasker Capital Corp, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on August 30, 2005)

3.2	By-Laws of Tasker Capital Corp. (incorporated by reference to Exhibit 2.2 to the Registration Statement of the Registrant on Form 10-SB filed with the SEC on November 27, 2000)

4.1	Cummins Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on July 21, 2005)

4.2	Creasey Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on July 21, 2005)

4.3	Dickinson Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on July 21, 2005)

4.4	Smith Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-K filed on July 21, 2005)

5.1**	Opinion of Gary R. Henrie, Esq.

10.1	April 5, 2004 Non-qualified Stock Option Grant Agreement with Robert Appleby (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.2	April 5, 2004 Non-qualified Stock Option Grant Agreement with James Burns (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.3	May 11, 2004 Non-qualified Stock Option Grant Agreement with Robert Appleby (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.4	May 11, 2004 Non-qualified Stock Option Grant Agreement with James Burns (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.5	May 31, 2004 Employee Non-Statutory Stock Option Agreement with Barbara Longchamp (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.6	May 31, 2004 Employee Non-Statutory Stock Option Agreement with Gordon Davis (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.7	August 25, 2004 Employee Non-Statutory Stock Option Agreement with Robert Appleby (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-KSB filed on April 15, 2005)

EXHIBIT NUMBER	DESCRIPTION
10.8	August 25, 2004 Employee Non-Statutory Stock Option Agreement with James Burns (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.9	January 1, 2005 Executive Employment Agreement with Robert P. Appleby (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.10	January 1, 2005 Executive Employment Agreement with James Burns (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.11	November 1, 2004 Executive Employment Agreement with Dennis Smithyman (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.12	November 15, 2004 Executive Employment Agreement with James Collins (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.13	November 15, 2004 Executive Employment Agreement with Robert D. Jenkins (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.14	Securities Purchase Agreement dated as of April 30, 2004, Registration Rights Agreement dated as of April 30, 2004, Form of Common Stock Purchase Warrant and Form of 7% Convertible Debenture for the April 2004 private placement (incorporated by reference to Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registrant’s Form 8-K filed on May 5, 2004)

10.15	Securities Purchase Agreement dated as of July 21, 2004, Registration Rights Agreement dated as of July 21, 2004, Form of Common Stock Purchase Warrant and Form of Convertible Debenture for the July 2004 private placement (incorporated by reference to Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registrant’s Form 8-K filed on July 22, 2004)

10.16	Securities Purchase Agreement dated as of December 23, 3004, Registration Rights Agreement dated as of December 23, 2004, and Warrant issued to Emerging Growth Equities, LTD. for the December 2004 private placement (Equity financing that closed on 12/29/04) (incorporated by reference to Exhibits 4.1, 4.2 and 4.3 to the Registrant’s Form 8-K filed on January 5, 2005)

10.17	Exclusive Field of Use License Agreement with pHarlo Citrus Technologies, Inc. dated September 20, 2004 (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.18	Exclusive Field of Use License Agreement with pHarlo Citrus Technologies, Inc. dated September 16, 2004 (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.19	Exclusive Field of Use License Agreement & Product Sale Agreement between Wynn Starr Special Products LLC and Tasker Capital Corp. dated September 16, 2004 (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.20	Promissory note with pHarlo Citrus Technologies dated November 28, 2004 (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-KSB filed on April 15, 2005).

10.21	Promissory note with pHarlo Citrus Technologies dated November 12, 2004 (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.22	Promissory note with pHarlo Citrus Properties Partnership LLLP dated December 15, 2004 (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 10-KSB filed on April 15, 2005)

EXHIBIT NUMBER	DESCRIPTION
10.23	Promissory note with pHarlo Citrus Properties Partnership LLLP dated December 30, 2004 (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.24	January 10, 2004 Consulting Agreement with Thomas Brazil (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.25	January 20, 2004 Consulting Agreement with Stuart McPherson (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.26	May, 2004 Consulting Agreement with Arthur Bergeron (incorporated by reference to Exhibit 10.26 to the Registrants Form 10-KSB filed on April 15, 2005)

10.27	August, 2004 Consulting Agreement with Wall Street Investor Relations (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.28	December 7, 2004 Settlement Agreement with Richard J. Kirby (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.29	December 27, 2004 Consulting Agreement with Avanti HR Placement & Consulting (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.30	Promissory note by Barry Cummins to Tasker Capital Corp., dated January 10, 2005 (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.31	Promissory note by David Creasey to Tasker Capital Corp., dated January 3, 2005(incorporated by reference to Exhibit 10.31 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.32	Promissory note by David Creasey to Tasker Capital Corp., dated March 1, 2005(incorporated by reference to Exhibit 10.32 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.33	Promissory note by David Dickinson to Tasker Capital Corp., dated January 10, 2005(incorporated by reference to Exhibit 10.33 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.34	Promissory note by David Dickinson to Tasker Capital Corp., dated March 4, 2005(incorporated by reference to Exhibit 10.34 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.35	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated January 20, 2005(incorporated by reference to Exhibit 10.35 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.36	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated February 15, 2005(incorporated by reference to Exhibit 10.36 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.37	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated March 7, 2005(incorporated by reference to Exhibit 10.37 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.38	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated March 31, 2005(incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.39	Loan Agreement by and between Coast to Coast and Tasker Capital Corp., dated March 3, 2005(incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.40	Promissory Note by David Creasey to Tasker Capital Corp., dated March 28, 2005 (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-QSB filed on May 16, 2005)

EXHIBIT NUMBER	DESCRIPTION
10.41	February 3, 2005 sale of promissory note by Philip Georgas to Tasker Capital Corp. in the sum of $49,950 plus interest and services for 32,272 restricted common shares at US $1.65 share (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.42	Employment agreement between Tasker Capital Corp. and Mr. Richard Weiner dated April 12, 2005 (incorporated by reference to Exhibit 10.42 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.43	Amendment No. 1 to Executive Employment Agreement, dated May 16, 2005, between Tasker Capital Corp. and Robert P. Appleby (incorporated by reference to Exhibit 10.43 to the Registrant’s Form 10-QSB filed on May 16, 2005)
10.44	Amendment No. 1 to Executive Employment Agreement, dated May 16, 2005, between Tasker Capital Corp. and James Burns (incorporated by reference to Exhibit 10.44 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.45	Amendment No. 1 to Executive Employment Agreement, dated May 16, 2005, between Tasker Capital Corp. and Robert D. Jenkins (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.46	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated April 20, 2005 (incorporated by reference to Exhibit 10.46 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.47	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated May 19, 2005 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.48	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated June 14, 2005 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.49	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated July 6, 2005 (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.50	Loan Agreement by and between Coast to Coast Laboratories LLC and Tasker Capital Corp., dated May 25, 2005 (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.51	Loan Agreement by and between Coast to Coast Laboratories LLC and Tasker Capital Corp., dated June 29, 2005 (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.52	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated May 11, 2005 (incorporated by reference to Exhibit 10.52 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.53	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated May 27, 2005 (incorporated by reference to Exhibit 10.53 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.54	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated June 2, 2005 (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-QSB filed on August 15, 2005)

EXHIBIT NUMBER	DESCRIPTION

10.55	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated June 14, 2005 (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.56	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated June 27, 2005 (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.57	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated July 12, 2005 (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.58	Loan Agreement by and between Indian River Labs and Tasker Capital Corp., dated June 29, 2005 (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.59	Stock Purchase Agreement between Electric Aquagenics Unlimited, Inc. and Tasker Capital Corp., dated April 22, 2005 (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.60	Amendment No. 2 to Executive Employment Agreement, dated August 10, 2005, between Tasker Capital Corp. and Robert P. Appleby (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.61	Amendment No. 2 to Executive Employment Agreement, dated August 10, 2005, between Tasker Capital Corp. and James Burns (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.62	Patent Technology Sublicense Agreement made as of July 15, 2005 by and among pHarlo IP, LLC, Tasker Capital Corp. and Tasker Products IP Holdings Corp. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on July 21, 2005)

10.63	Promissory Note executed by Tasker Capital Corp. to Indian River Labs, L.L.C. dated July 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on July 21, 2005)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form SB-2 filed on August 30, 2005)

23.1*	Consent of Rothstein, Kass & Company, P.C.

23.2*	Consent of Morgan and Company

23.3	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page filed herewith)

*	Filed herewith.
**	To be filed by amendment.

ITEM 28.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes on volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant, Tasker Capital Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Danbury, State of Connecticut on September 13, 2005.

TASKER CAPITAL CORP.

/S/ ROBERT P. APPLEBY
Name:	Robert P. Appleby
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert P. Appleby and James Burns, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offerings covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on September 13, 2005:

/S/ ROBERT P. APPLEBY
Name:	Robert P. Appleby
Title:	Director, President and Chief Executive Officer (principal executive officer)

/S/ ROBERT D. JENKINS
Name:	Robert D. Jenkins
Title:	Chief Financial Officer (principal financial officer and principal accounting officer)

/S/ GORDON DAVIS
Name:	Gordon Davis
Title:	Director

/S/ JAMES BURNS
Name:	James Burns
Title:	Director

/S/ STEVEN ZAVAGLI
Name:	Steven Zavagli
Title:	Director

/S/ RICHARD FALCONE
Name:	Richard Falcone
Title:	Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement by and among Tasker Capital Corp. and Tasker Products IP Holdings Corp. (as “Buyers”) and Indian River Labs, L.L.C., pHarlo Citrus Technologies, Inc., pHarlo Citrus Properties Partnership, LLLP and Coast to Coast Laboratories, LLC (as “Sellers”) dated July 15, 2005 (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on July 21, 2005)

3.1	Articles of Incorporation of Tasker Capital Corp, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed August 30, 2005)

3.2	By-Laws of Tasker Capital Corp. (incorporated by reference to Exhibit 2.2 to the Registration Statement of the Registrant on Form 10-SB filed with the SEC on November 27, 2000)

4.1	Cummins Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on July 21, 2005)

4.2	Creasey Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on July 21, 2005)

4.3	Dickinson Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on July 21, 2005)

4.4	Smith Lock-Up Agreement dated July 15, 2005 (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-K filed on July 21, 2005)

5.1**	Opinion of Gary R. Henrie, Esq.

10.1	April 5, 2004 Non-qualified Stock Option Grant Agreement with Robert Appleby (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.2	April 5, 2004 Non-qualified Stock Option Grant Agreement with James Burns (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.3	May 11, 2004 Non-qualified Stock Option Grant Agreement with Robert Appleby (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.4	May 11, 2004 Non-qualified Stock Option Grant Agreement with James Burns (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.5	May 31, 2004 Employee Non-Statutory Stock Option Agreement with Barbara Longchamp (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.6	May 31, 2004 Employee Non-Statutory Stock Option Agreement with Gordon Davis (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.7	August 25, 2004 Employee Non-Statutory Stock Option Agreement with Robert Appleby (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.8	August 25, 2004 Employee Non-Statutory Stock Option Agreement with James Burns (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.9	January 1, 2005 Executive Employment Agreement with Robert P. Appleby (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.10	January 1, 2005 Executive Employment Agreement with James Burns (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 10-KSB filed on April 15, 2005)

EXHIBIT NUMBER	DESCRIPTION
10.11	November 1, 2004 Executive Employment Agreement with Dennis Smithyman (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.12	November 15, 2004 Executive Employment Agreement with James Collins (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.13	November 15, 2004 Executive Employment Agreement with Robert D. Jenkins (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.14	Securities Purchase Agreement dated as of April 30, 2004, Registration Rights Agreement dated as of April 30, 2004, Form of Common Stock Purchase Warrant and Form of 7% Convertible Debenture for the April 2004 private placement (incorporated by reference to Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registrant’s Form 8-K filed on May 5, 2004)

10.15	Securities Purchase Agreement dated as of July 21, 2004, Registration Rights Agreement dated as of July 21, 2004, Form of Common Stock Purchase Warrant and Form of Convertible Debenture for the July 2004 private placement (incorporated by reference to Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registrant’s Form 8-K filed on July 22, 2004)

10.16	Securities Purchase Agreement dated as of December 23, 3004, Registration Rights Agreement dated as of December 23, 2004, and Warrant issued to Emerging Growth Equities, LTD. for the December 2004 private placement (Equity financing that closed on 12/29/04) (incorporated by reference to Exhibits 4.1, 4.2 and 4.3 to the Registrant’s Form 8-K filed on January 5, 2005)

10.17	Exclusive Field of Use License Agreement with pHarlo Citrus Technologies, Inc. dated September 20, 2004 (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.18	Exclusive Field of Use License Agreement with pHarlo Citrus Technologies, Inc. dated September 16, 2004 (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.19	Exclusive Field of Use License Agreement & Product Sale Agreement between Wynn Starr Special Products LLC and Tasker Capital Corp. dated September 16, 2004 (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.20	Promissory note with pHarlo Citrus Technologies dated November 28, 2004 (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-KSB filed on April 15, 2005).

10.21	Promissory note with pHarlo Citrus Technologies dated November 12, 2004 (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.22	Promissory note with pHarlo Citrus Properties Partnership LLLP dated December 15, 2004 (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.23	Promissory note with pHarlo Citrus Properties Partnership LLLP dated December 30, 2004 (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.24	January 10, 2004 Consulting Agreement with Thomas Brazil (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.25	January 20, 2004 Consulting Agreement with Stuart McPherson (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.26	May, 2004 Consulting Agreement with Arthur Bergeron (incorporated by reference to Exhibit 10.26 to the Registrants Form 10-KSB filed on April 15, 2005)

EXHIBIT NUMBER	DESCRIPTION

10.27	August, 2004 Consulting Agreement with Wall Street Investor Relations (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.28	December 7, 2004 Settlement Agreement with Richard J. Kirby (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.29	December 27, 2004 Consulting Agreement with Avanti HR Placement & Consulting (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 10-KSB filed on April 15, 2005)

10.30	Promissory note by Barry Cummins to Tasker Capital Corp., dated January 10, 2005 (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.31	Promissory note by David Creasey to Tasker Capital Corp., dated January 3, 2005 (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.32	Promissory note by David Creasey to Tasker Capital Corp., dated March 1, 2005 (incorporated by reference to Exhibit 10.32 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.33	Promissory note by David Dickinson to Tasker Capital Corp., dated January 10, 2005 (incorporated by reference to Exhibit 10.33 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.34	Promissory note by David Dickinson to Tasker Capital Corp., dated March 4, 2005 (incorporated by reference to Exhibit 10.34 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.35	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated January 20, 2005 (incorporated by reference to Exhibit 10.35 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.36	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated February 15, 2005 (incorporated by reference to Exhibit 10.36 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.37	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated March 7, 2005 (incorporated by reference to Exhibit 10.37 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.38	Loan Agreement by and between pHarlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated March 31, 2005 (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.39	Loan Agreement by and between Coast to Coast and Tasker Capital Corp., dated March 3, 2005 (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.40	Promissory Note by David Creasey to Tasker Capital Corp., dated March 28, 2005 (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.41	February 3, 2005 sale of promissory note by Philip Georgas to Tasker Capital Corp. in the sum of $49,950 plus interest and services for 32,272 restricted common shares at US $1.65 share (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.42	Employment agreement between Tasker Capital Corp. and Mr. Richard Weiner dated April 12, 2005 (incorporated by reference to Exhibit 10.42 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.43	Amendment No. 1 to Executive Employment Agreement, dated May 16, 2005, between Tasker Capital Corp. and Robert P. Appleby (incorporated by reference to Exhibit 10.43 to the Registrant’s Form 10-QSB filed on May 16, 2005)

EXHIBIT NUMBER	DESCRIPTION
10.44	Amendment No. 1 to Executive Employment Agreement, dated May 16, 2005, between Tasker Capital Corp. and James Burns (incorporated by reference to Exhibit 10.44 to the Registrant’s Form 10-QSB filed on May 16, 2005)

10.45	Amendment No. 1 to Executive Employment Agreement, dated May 16, 2005, between Tasker Capital Corp. and Robert D. Jenkins (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 10-QSB filed on May 16, 2005)
10.46	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated April 20, 2005 (incorporated by reference to Exhibit 10.46 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.47	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated May 19, 2005 (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.48	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated June 14, 2005 (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.49	Loan Agreement by and between Pharlo Citrus Properties Partnership, LLLP and Tasker Capital Corp., dated July 6, 2005 (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.50	Loan Agreement by and between Coast to Coast Laboratories LLC and Tasker Capital Corp., dated May 25, 2005 (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.51	Loan Agreement by and between Coast to Coast Laboratories LLC and Tasker Capital Corp., dated June 29, 2005 (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.52	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated May 11, 2005 (incorporated by reference to Exhibit 10.52 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.53	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated May 27, 2005 (incorporated by reference to Exhibit 10.53 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.54	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated June 2, 2005 (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.55	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated June 14, 2005 (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.56	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated June 27, 2005 (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.57	Loan Agreement by and between Pharlo Citrus Technologies and Tasker Capital Corp., dated July 12, 2005 (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 10-QSB filed on August 15, 2005)

EXHIBIT NUMBER	DESCRIPTION
10.58	Loan Agreement by and between Indian River Labs and Tasker Capital Corp., dated June 29, 2005 (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.59	Stock Purchase Agreement between Electric Aquagenics Unlimited, Inc. and Tasker Capital Corp., dated April 22, 2005 (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.60	Amendment No. 2 to Executive Employment Agreement, dated August 10, 2005, between Tasker Capital Corp. and Robert P. Appleby (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 10-QSB filed on August 15, 2005)
10.61	Amendment No. 2 to Executive Employment Agreement, dated August 10, 2005, between Tasker Capital Corp. and James Burns (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 10-QSB filed on August 15, 2005)

10.62	Patent Technology Sublicense Agreement made as of July 15, 2005 by and among pHarlo IP, LLC, Tasker Capital Corp. and Tasker Products IP Holdings Corp. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on July 21, 2005)

10.63	Promissory Note executed by Tasker Capital Corp. to Indian River Labs, L.L.C. dated July 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on July 21, 2005)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form SB-2 filed on August 30, 2005)

23.1*	Consent of Rothstein, Kass & Company, P.C.

23.2*	Consent of Morgan and Company

23.3	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page filed herewith)

*	Filed herewith.
**	To be filed by amendment.